UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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EPR Properties
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NOTICE OF 2016 ANNUAL MEETING
OF SHAREHOLDERS

Meeting Information
Date:        May 11, 2016
Time:        11:00 a.m.
Location:    EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
April 1, 2016
Dear Shareholders:
The 2016 annual meeting of shareholders of EPR Properties will be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 on May 11, 2016 at 11:00 a.m. (local time). At the meeting, our shareholders will vote:

•	To elect Barrett Brady and Peter C. Brown as Class I trustees to serve for a three-year term (Proposal No. 1);

•	To approve our named executive officers' compensation in an advisory vote (Proposal No. 2);

•	To approve our 2016 Equity Incentive Plan (Proposal No. 3); and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal No. 4).
Shareholders will also transact any other business that may properly come before the meeting.
All holders of record of our common shares at the close of business on March 17, 2016 are entitled to vote at the meeting or any postponement or adjournment of the meeting.
We are pleased to continue to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. As a result, we are mailing to our shareholders a notice instead of a printed copy of this proxy statement and our 2015 annual report to shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including this proxy statement, our 2015 annual report to shareholders and a form of proxy card or voting instruction form. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
You are cordially invited to attend the meeting in person. Whether or not you intend to be present at the meeting, our Board of Trustees asks that you vote as promptly as possible. You may vote by proxy over the Internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. Your vote is important and all shareholders are encouraged to attend the meeting and vote in person or by proxy.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans Senior Vice President, General Counsel and Secretary

909 Walnut, Suite 200 Kansas City, MO 64106 816.472.1700 Toll Free: 888 EPR REIT Fax: 816.472.5794 www.eprkc.com

Proxy Statement EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

This proxy statement (this "Proxy Statement") provides information about the 2016 annual meeting of shareholders (the "Annual Meeting") of EPR Properties ("we," "us" or the "Company") to be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, on May 11, 2016, beginning at 11:00 a.m. (local time), and at any postponements or adjournments of the meeting.
The Notice Regarding the Availability of Proxy Materials and this Proxy Statement and form of proxy are being distributed and made available on or about April 1, 2016.

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
Why am I receiving these materials?
We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the Board's solicitation of proxies for use at the Annual Meeting, which will take place on Wednesday, May 11, 2016. As a shareholder, you are invited to attend the Annual Meeting and vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares.
What is included in the proxy materials?
The proxy materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2015 annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "Annual Report").
If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.
What am I voting on?
Our Board of Trustees (also referred to herein as the "Board") is soliciting your vote for:

•	The election of Barrett Brady and Peter C. Brown as Class I trustees to serve for a three-year term (Proposal No. 1);

•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (Proposal No. 2);

•	The approval of our 2016 Equity Incentive Plan (the "2016 Plan") (Proposal No. 3); and

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal No. 4).
What are the Board's recommendations?
The Board recommends you vote:

•	"FOR" the election of Barrett Brady and Peter C. Brown as Class I trustees to serve for a three-year term (Proposal No. 1);

•	"FOR" the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (Proposal No. 2);

•	"FOR" the approval of the 2016 Plan (Proposal No. 3); and

•	"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal No. 4).
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders. All shareholders will have the ability to access the proxy materials on the website

2016 Proxy Statement	Page 1

referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
If I share an address with another shareholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?
We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call us at the following address and telephone number:
EPR Properties
Attention: Secretary
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(816) 472-1700
Shareholders who hold shares in "street name" (as described below) may contact their broker, bank or other similar nominee to request information about householding.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company's proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.
Our proxy materials are also available on the Internet at www.envisionreports.com/EPR.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who is entitled to vote at the meeting?
Holders of record of our common shares at the close of business on March 17, 2016 (the "Record Date"), are entitled to receive notice of the Annual Meeting and to vote their common shares held on that date at the meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 63,341,148 common shares of the Company were outstanding.
How many votes do I have?
On each matter presented at the Annual Meeting, you are entitled to one vote for each common share owned by you at the close of business on the Record Date.

2016 Proxy Statement	Page 2

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you will receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in "street name," and the Notice was forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a "vote instruction form." If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.
If I am a shareholder of record of the Company's shares, how do I vote?
There are four ways to vote:

•	In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.
If I am a beneficial owner of shares held in street name, how do I vote?
There are four ways to vote:

•
In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common shares outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to proceed. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

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How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder's instructions.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."
Which ballot measures are considered "routine" or "non-routine"?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal No. 4) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.
The election of trustees (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2) and the approval of the 2016 Plan (Proposal No. 3) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal Nos. 1, 2 and 3.
How many votes are needed to approve each item?
We have adopted a majority vote standard for the election of trustees. The affirmative vote of a majority of votes cast at the Annual Meeting is required for the election of trustees (Proposal No. 1). This means that the number of shares voted "FOR" each trustee nominee must exceed the number of votes "WITHHELD" from that trustee nominee in order for that nominee to be elected.
The affirmative vote of a majority of votes cast at the Annual Meeting is required to: (i) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2); (ii) approve the 2016 Plan (Proposal No. 3), and (iii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal No. 4). This means that the number of shares voted "FOR" each proposal must exceed the number of votes "AGAINST" that proposal in order for that proposal to be approved.
How are abstentions and broker non-votes counted?
Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present. Each trustee nominee is elected by the affirmative vote of a majority of the votes cast for the election of that trustee nominee at the Annual Meeting. Only votes "FOR" or "WITHHELD" with

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respect to each trustee nominee are counted as votes cast. Broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.
The proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2), the proposal to approve the 2016 Plan (Proposal No. 3), and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal No. 4) each require the affirmative vote of a majority of the votes cast for that proposal at the Annual Meeting. Only votes "FOR" or "AGAINST" each proposal are counted as votes cast. Abstentions and broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.
What is the effect of the advisory vote?
The vote of the shareholders regarding the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) is an advisory vote, and the results will not be binding on the Board of Trustees or the Company. However, the Board and the Compensation and Human Capital Committee (the "Compensation Committee"), which is comprised of independent trustees, will consider the outcome of the vote when making future executive compensation decisions.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company's Secretary a written notice of revocation prior to the Annual Meeting.
Does the Company have a policy for confidential voting?
We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy instructions, ballots and voting tabulations, except where disclosure is mandated by law and in other limited circumstances.
Where can I find the voting results of the Annual Meeting?
The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

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COMPANY GOVERNANCE
Proposal No. 1 – Election of Trustees

What are you voting on?
The Board of Trustees consists of seven members and is divided into three classes having three-year terms that expire in successive years. The Board has nominated Barrett Brady and Peter C. Brown to serve as Class I trustees for a term expiring at the 2019 annual meeting or until their successors are duly elected and qualified. Messrs. Brady and Brown are currently trustees who were elected by shareholders at the 2013 annual meeting.

The nominees, Messrs. Brady and Brown, have been nominated upon the recommendation of the Nominating/Company Governance Committee, which is comprised solely of independent trustees. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them in accordance with the shareholder's instruction or, if no instruction is made, for the election of the Board's nominees for trustee.

Vote Required
Each trustee nominee who receives a majority of the votes cast in favor of such trustee nominee's election (i.e., the number of shares voted "FOR" a trustee nominee must exceed the number of shares "WITHHELD" from that trustee nominee, excluding abstentions) will be elected a trustee, in an uncontested election.
The Company’s Trustee Resignation Policy provides that any trustee nominee who does not receive a majority of votes cast in favor of such trustee nominee's election must promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Nominating/Company Governance Committee must consider and act on the resignation, as more fully described under "Additional Information Concerning the Board of Trustees – Mandatory Trustee Resignation Policy."

Your Board recommends a vote "FOR" the election of Barrett Brady and Peter C. Brown as Class I trustees.

Here is a brief description of the backgrounds and principal occupations of the two individuals nominated for election as trustees and each trustee whose term of office will continue after the Annual Meeting.

2016 Proxy Statement	Page 6

Class I Trustees
(Serving and Nominated for a Term Expiring at the 2019 Annual Meeting)

Barrett Brady	Trustee since: 2004 and Nominee	Age: 69	Independent

Mr. Brady retired December 31, 2008 from his position as Senior Vice President of Highwoods Properties, Inc., a NYSE-listed real estate investment trust. Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition in 1998 by Highwoods Properties, Inc. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady serves on the board of directors, the audit and executive committees, and is chairman of the ESOP of J.E. Dunn Construction Group, Inc. He also serves on the board of directors, the compensation and nominating committees and is chairman of the audit committee of NASB Financial, Inc., a thrift holding company of North American Savings Bank, F.S.B., and he serves on the board of directors and is chairman of the audit committee of North American Savings Bank, F.S.B. He also serves on the board of directors and the audit and corporate governance committees of CorEnergy Infrastructure Trust, Inc., a NYSE-listed owner of U.S. energy infrastructure assets. Mr. Brady also serves on the board of directors and compensation committee of MRIGlobal. Mr. Brady received a B.B.A. from Southern Methodist University and an M.B.A. from the University of Missouri

Peter C. Brown	Trustee since: 2010 and Nominee	Age: 57	Independent

Mr. Brown is Chairman of Grassmere Partners, LLC, a private investment firm. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc., one of the world's leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC's President from January 1997 to July 1999, and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown served as the non-executive Chairman of the Board of Trustees of the Company from 1997 to 2003. Mr. Brown currently serves on the board of directors and audit and risk evaluation committees of CenturyLink, Inc., a NYSE-listed and Fortune 500 provider of communications services, and he serves on the board of directors and audit and nominating committees of Cinedigm Corp., a NASDAQ-listed leading independent content distributor. Mr. Brown has previously served on the board of directors of National CineMedia, Inc., Midway Games, Inc., LabOne, Inc. and Protection One, Inc. Mr. Brown is a graduate of the University of Kansas.

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Class II Trustees
(Serving for a Term Expiring at the 2017 Annual Meeting)

Robert J. Druten	Trustee since: 2004 and Nominee	Age: 69	Independent

Mr. Druten is Chairman of our Board of Trustees. In August 2006, Mr. Druten retired as Executive Vice President and Chief Financial Officer and a Corporate Officer of Hallmark Cards Incorporated. Mr. Druten serves as the chairman of the board of directors and chairman of the executive committee of Kansas City Southern, a NYSE-listed transportation company. Mr. Druten also serves on the compensation and nominating and governance committees of Kansas City Southern. Mr. Druten serves on the board of directors of Alliance GP, LLC, the managing general partner of Alliance Holdings GP, L.P., a NASDAQ-listed company indirectly engaged in the production and marketing of coal to utilities and industrial users. Mr. Druten also serves on the audit and conflicts committees of Alliance GP, LLC. Mr. Druten previously served on the board of directors of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the chairman of the audit committee and also served on the compensation committee. Mr. Druten received a B.S. in Accounting from the University of Kansas and an M.B.A. from Rockhurst University.

Gregory K. Silvers	Trustee since: 2015	Age: 52

Mr. Silvers was appointed as our Chief Executive Officer and President in February 2015. Prior to being appointed as our Chief Executive Officer and President, Mr. Silvers served as our Executive Vice President since February 2012 and as our Chief Operating Officer since 2006 and Chief Development Officer since 2001. Mr. Silvers previously served as our Vice President from 1998 until February 2012 and as our Secretary and General Counsel from 1998 until October 2012. From 1994 to 1998, he practiced with the law firm of Stinson Leonard Street LLP specializing in real estate law. Mr. Silvers received his J.D. in 1994 from the University of Kansas.

Robin P. Sterneck	Trustee since: 2013	Age: 58	Independent

Ms. Sterneck is President of Highland Birch Group, a private business consulting firm, and dedicates a portion of her time to Sterneck Capital Management, LLC. Prior to founding Highland Birch Group, Ms. Sterneck served in various capacities at Swiss Reinsurance ("Swiss Re"), a leading wholesale provider of reinsurance, insurance and other insurance-based forms of risk transfer, including serving as Managing Director, Head of Global Talent from January 2009 until her retirement in September 2009, and as Managing Director, Head of Commercial Insurance from 2006 until 2009. Ms. Sterneck joined Swiss Re upon its acquisition of GE Insurance Solutions in 2006. Prior to the acquisition, Ms. Sterneck served in a number of positions at GE Insurance Solutions beginning in 1999, including Head of the Commercial Insurance Division, a member of the Executive Leadership Team and a Global Marketing Leader. She also served as Senior Vice President of GE Capital from 1996 until 2006, and she previously held a number of positions with various subsidiaries of General Electric Co. ("GE"). Prior to joining GE in 1996, Ms. Sterneck spent 15 years in investment banking and public finance, including serving as Managing Director of Public Finance for Clayton Brown & Associates and as Senior Vice President for Shearson Lehman Brothers. Ms. Sterneck currently serves and has served on numerous non-profit and private company boards. She received a B.S. in Science from Trinity College of Vermont and an M.B.A. from Tulane University.

2016 Proxy Statement	Page 8

Class III Trustees
(Serving for a Term Expiring at the 2018 Annual Meeting)

Thomas M. Bloch	Trustee since: 2013	Age: 62	Independent

Mr. Bloch retired as President and Chief Executive Officer of H&R Block, Inc. in 1995, after a nineteen-year career with the company. He began teaching math in Kansas City's urban core at St. Francis Xavier School in 1995 and then in 2000 co-founded University Academy, an urban college preparatory public charter school. Until 2013, Mr. Bloch served in numerous positions at the nationally recognized charter school, including as President of the Board for its first ten years and as a teacher. A past Chairman of the University of Missouri-Kansas City (UMKC) Trustees, he currently serves as President of Endowment Board for UMKC's Henry W. Bloch School of Management and Vice Chairman of the UMKC Foundation, the Marion and Henry Bloch Family Foundation, and the H&R Block Foundation. He is the author of two books, Stand for the Best and Many Happy Returns. Mr. Bloch graduated cum laude from Claremont McKenna College in Claremont, California in 1976.

Jack A. Newman, Jr.	Trustee since: 2009	Age: 68	Independent

Mr. Newman currently runs his own company, Jack Newman Advisory Services, through which he offers strategy and general business consulting services. Prior to establishing this entity in 2008, Mr. Newman served for over 12 years as Executive Vice President for Cerner Corporation, a NASDAQ-listed health care information systems and knowledge services company. Prior to joining Cerner Corporation, Mr. Newman spent 22 years with KPMG LLP, including 14 years as a partner, the last four of which he served as National Partner-in-Charge of KPMG LLP's Health Care Strategy Practice. He serves on four other boards, one of which is the legal board of Enterprise Bank and Trust, the banking subsidiary of Enterprise Financial Services Corp., a NASDAQ-listed financial holding company. Mr. Newman formerly served on the board of directors of Ferrellgas Partners, L.P., a NYSE-listed distributor of propane and related equipment and supplies. Mr. Newman is a C.P.A., has a Bachelor of Arts degree from Benedictine College and a Master's degree in Public Administration from the University of Missouri-Kansas City.

The Nominating/Company Governance Committee and the Board of Trustees have evaluated the specific experience, qualifications, attributes, and skills of each nominee and trustee to determine that such person should serve as a trustee of the Company at this time. In doing so, the Nominating/Company Governance Committee and the Board focused primarily on the credentials described in the biographical information set forth above for each nominee or trustee. Particular consideration was given to the many years of experience each nominee and trustee has in real estate, finance and the entertainment, recreation and education businesses, and the diversity of experience, background and other relevant distinctions among the trustees. The Nominating/Company Governance Committee and the Board believe that such experience and diversity are vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for the Company. The Nominating/Company Governance Committee and the Board also recognized the value of participation by each of the current members of the Board in the National Association of Corporate Directors ("NACD"), and particularly their access to NACD resources, presentations and updates regarding company governance, executive compensation, risk oversight and strategic planning. The Nominating/Company Governance Committee and the Board believe that these resources ensure that our trustees are fully informed of current issues and best governance practices.
The Nominating/Company Governance Committee and the Board identified the knowledge and understanding of the commercial real estate industry of Messrs. Brady and Silvers primarily from their

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experience as executive officers of companies investing in and operating real estate properties. With regard to each nominee and trustee, the Nominating/Company Governance Committee and the Board considered their extensive knowledge of corporate finance, accounting, the public and private debt and equity markets, bank markets, mergers and acquisitions. The Nominating/Company Governance Committee and the Board identified the knowledge and understanding of corporate governance issues developed by Messrs. Brady, Brown, Druten, Bloch and Newman from years of service on corporate boards. For Mr. Brown, consideration was also given to his extensive experience in the movie exhibition business. For Mr. Bloch, consideration was also given to his extensive experience founding and leading an urban college preparatory charter school. For Ms. Sterneck, consideration was also given to her significant executive leadership experience, particularly in strategic planning and organizational design, and her completion of the NACD's Master Class program involving an in-depth review of topics and emerging issues, including leadership and process, performance metrics, future trends, disruptive forces and other topics relevant to the boardroom.
Each of Messrs. Brady and Brown has consented to serve on the Board of Trustees. If either Mr. Brady or Mr. Brown should become unavailable to serve as a trustee, the Board of Trustees or the Nominating/Company Governance Committee may designate a substitute nominee or may elect to keep the vacancy unfilled. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Trustees or the Nominating/Company Governance Committee.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF TRUSTEES
Our Board of Trustees is committed to effective company governance. We have adopted Company Governance Guidelines, Independence Standards for Trustees and a Code of Business Conduct and Ethics for all officers, employees and trustees. Those documents and the charters of our Audit Committee, Nominating/Company Governance Committee, Finance Committee and Compensation Committee may be found at the Company Governance section of our website at www.eprkc.com and are available in print to any shareholder or interested party who requests them. Requests for printed copies of our Company Governance Guidelines, Independence Standards for Trustees, Code of Business Conduct and Ethics or any charters of our Board committees should be submitted in writing to the Secretary of the Company at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.
Company Governance Guidelines and Code of Business Conduct and Ethics
Our Company Governance Guidelines address a number of topics, including the role and responsibilities of our Board, the qualifications of independent trustees, the ability of shareholders and interested parties to communicate directly with the independent trustees, Board committees, separation of the offices of Chairman and Chief Executive Officer, trustee compensation, and management succession. Our Nominating/Company Governance Committee reviews our Company Governance Guidelines on a periodic basis to ensure their continued effectiveness.
We have also adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and all other officers, employees and trustees. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics by posting such information on our website or by filing a Form 8-K with the SEC.
Trustee Independence
Our Company Governance Guidelines and the NYSE's governance rules require that a majority of our trustees be independent. To qualify as independent for this purpose, our Board must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist our Board in making this determination, the Board has used our Independence Standards for Trustees as categorical standards to evaluate the independence of our independent trustees. Using those standards, the Board reviewed the independence of each of our trustees and trustee nominees. Based upon that review, the Board has affirmatively determined that each of our trustees and trustee nominees, except Mr. Silvers,

2016 Proxy Statement	Page 10

have no material relationship with the Company and are thus independent in accordance with our Company Governance Guidelines and NYSE rules.
The following is a summary of our Independence Standards for Trustees. For a complete description of those standards, please review our Independence Standards for Trustees at the Company Governance section of our website at www.eprkc.com.

•	A trustee is not independent if:

•
The trustee is, or has been within the last 3 years, an employee of the Company, or an immediate family member of the trustee is, or has been within the last 3 years, an executive officer of the Company,

•
The trustee has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation (provided such compensation is not contingent on future service),

•
(A) The trustee or an immediate family member is a current partner of the firm that is our internal or external auditor, (B) the trustee is a current employee of such firm, (C) the trustee has an immediate family member who is a current employee of such firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice, or (D) the trustee or an immediate family member was within the last 3 years (but is no longer) a partner or employee of such firm and personally worked on the Company's audit within that time,

•
The trustee or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves on that company's compensation committee, or

•
The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last 3 years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

•
A person who is an executive officer or affiliate of an entity that provides non-advisory financial services such as lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services to the Company or its affiliates may be determined by the Board of Trustees to be independent if the following conditions are satisfied:

•	The entity does not provide financial advisory services to the Company,

•	The annual interest and/or fees payable to the entity by the Company do not exceed the numerical limitation described above,

•	Any loan provided by the entity is made in the ordinary course of business of the Company and the lender and does not represent the Company's principal source of credit or liquidity,

•
The trustee has no involvement in presenting, negotiating, underwriting, documenting or closing any such non-advisory financial services and is not compensated by the Company, the entity or any of its affiliates in connection with those services,

•
The Board affirmatively determines that the terms of the non-advisory financial services are fair and reasonable and advantageous to the Company and no more favorable to the provider than generally available from other providers,

•	The provider is a recognized financial institution, non-bank commercial lender or securities broker,

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•	The trustee abstains from voting as a trustee to approve the transaction, and

•
All material facts related to the transaction and the relationship of the person to the provider are disclosed by the Company in its reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and proxy statement.

•
No person who serves, or whose immediate family member serves, as a partner, member, executive officer or in a comparable position of any firm providing accounting, consulting, legal, investment banking or financial advisory services to the Company, or as a securities analyst covering the Company, will be considered independent until after the end of that relationship.

•
No person who is, or who has an immediate family member who is, an officer, director, more than 5% shareholder, partner, member, attorney, consultant or affiliate of any tenant of the Company or any affiliate of such tenant will be considered independent until three years after the end of the tenancy or such relationship.

Mandatory Trustee Resignation Policy
The Company’s Trustee Resignation Policy provides that any trustee nominee who receives a greater number of votes "withheld" from his or her election than votes "for" such election must promptly tender his or her written offer of resignation to the Board following certification of the shareholder vote from the meeting at which the election occurred. The policy applies only to uncontested elections of trustees, which is defined as any election in which the number of trustee nominees for election does not exceed the number of trustees to be elected. Once such a resignation is tendered, the Nominating/Company Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Nominating/Company Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Nominating/Company Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The trustee who tenders his or her resignation is not permitted to participate in the proceedings of the Nominating/Company Governance Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a trustee’s resignation, or if a non-incumbent nominee for trustee is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.
In addition, our Company Governance Guidelines provide that any trustee who experiences any significant change in their personal circumstances, including a change in their principal job or professional responsibilities, must submit a letter of resignation to the Board to be effective on acceptance by a majority of the disinterested members of the Board at a meeting thereof duly called and held.
Trustee Age Limit
Our Company Governance Guidelines provide that the Nominating/Company Governance Committee will not recommend for election to the Board any incumbent trustee who has turned, or prior to the Company's next annual meeting of shareholders will turn, 72 years of age.
Frequency of Board Meetings
The Board of Trustees met eight times in 2015. Each trustee attended all of the meetings of the Board and committees on which he or she served during 2015 (or portion of such year during which he or she served as a trustee or committee member). Our trustees discharge their responsibilities throughout the year, not only at Board of Trustees and committee meetings, but also through personal meetings, actions by unanimous written consent and communications with members of management and others regarding matters of interest and concern to the Company.

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Executive Sessions
The independent trustees meet regularly in separate executive sessions without management. Mr. Druten serves as the presiding trustee during those sessions.
Shareholder Communications with the Board
Any shareholder or interested party is welcome to send a written communication to the non-management trustees about any matter of interest related to the Company. A shareholder or interested party may communicate with the non-management trustees by either sending a letter to our address listed on the cover page of this Proxy Statement, or by visiting the Company Governance section of our website at www.eprkc.com, clicking on "Communicate Anonymously with Our Board of Trustees," and following the instructions for making a confidential submission. Such written or electronic communication will be forwarded directly to the non-management trustees and will not be screened by management. Shareholders may also make proposals and nominate candidates for trustee for consideration at any annual meeting in accordance with the procedures described in "Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions" below.
Board Committees
The Board of Trustees has established an Audit Committee, a Nominating/Company Governance Committee, a Finance Committee and a Compensation Committee. All of our non-management trustees serve on all four committees. The Board believes this promotes access to a variety of views on all four committees and helps ensure that all of the committees have a broad perspective on the Company's operations as a whole. Under our Company Governance Guidelines, members of the Audit Committee, Compensation Committee and Nominating/Company Governance Committee must satisfy the NYSE's independence requirements in addition to certain requirements applicable specifically to the Audit Committee and Compensation Committee. Copies of the committee charters may be obtained at the Company Governance section of our website at www.eprkc.com.
Audit Committee. The Board of Trustees has appointed an Audit Committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The committee members also meet the additional independence standards of Exchange Act Rule 10A-3. The Board of Trustees has determined that Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck are "audit committee financial experts," as defined by the SEC rules, by virtue of their experience and positions held as described elsewhere in this proxy statement. Mr. Newman serves as the Chair of the Audit Committee. The committee met four times in 2015.
The primary responsibility of the Audit Committee is to assist the Board's oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, and the performance of the Company's internal audit function and internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company's annual financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management's internal control over financial reporting and expressing an opinion on the effectiveness of its internal control over financial reporting.
The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the committee and is accountable to the committee.
The Audit Committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those policies generally provide that:

2016 Proxy Statement	Page 13

•
The performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the related fees, must be specifically pre-approved by the committee or, in the absence of one or more of the committee members, a designated member of the committee;

•	Pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm; and

•	Each particular service to be approved must be described in detail and be supported by detailed back-up documentation.
The Audit Committee has appointed KPMG LLP as the Company's independent registered public accounting firm to audit the 2016 consolidated financial statements and internal control over financial reporting for 2016, subject to shareholder ratification, and has engaged KPMG to perform specific tax return preparation and compliance, tax consulting and tax planning services during 2016. See "Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm."
The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting and, notwithstanding the designation of the Audit Committee members as "audit committee financial experts" pursuant to SEC rules, are not experts in the field of accounting or auditing, including auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and the representations made to them by management, and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations, appropriate disclosure controls and procedures, appropriate internal control over financial reporting, or an appropriate internal audit function, or that the Company's reports and information provided under the Exchange Act are accurate and complete. Furthermore, the Audit Committee's considerations and discussions referred to above and in its charter do not assure that the audit of the Company's financial statements has been carried out in accordance with Public Company Accounting Oversight Board rules, that the financial statements are free of material misstatement or presented in accordance with generally accepted accounting principles, that there were no significant deficiencies or material weaknesses in the Company's internal control over financial reporting, that the Company's independent registered public accounting firm is in fact "independent," or that the matters required to be certified by the Company's Chief Executive Officer and Chief Financial Officer in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q under the Sarbanes-Oxley Act and related SEC rules have been properly and accurately certified.
Nominating/Company Governance Committee. The Board of Trustees has appointed a Nominating/Company Governance Committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The Nominating/Company Governance Committee evaluates and nominates candidates for election to the Board of Trustees and assists the Board in ensuring the effectiveness of our governance policies and practices. Candidates for nomination to the Board are evaluated and recommended on the basis of the value they would add to the Board in light of their integrity, diversity of experience, training and judgment, their financial literacy and sophistication and knowledge of corporate and real estate finance, their knowledge of the real estate and/or our investment segment industries, their independence from Company management and other factors. The committee will consider nominations made by shareholders in compliance with the procedures described in "Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions" below. The committee will use the same criteria to evaluate nominees recommended in good faith by shareholders as it uses to evaluate its own nominees, but may give greater weight to nominees recommended by holders of more than 5% of our outstanding common shares. Mr. Bloch serves as Chair of the Nominating/Company Governance Committee. The committee met three times in 2015.

2016 Proxy Statement	Page 14

Finance Committee. The Board of Trustees has appointed a Finance Committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The primary purpose of the Finance Committee is to review the Company's financial policies, strategies and capital structure and take such action and make such reports and recommendations to the Board of Trustees as it deems advisable. Mr. Brown serves as Chair of the Finance Committee. The committee met four times in 2015.
Compensation Committee. The Board of Trustees has appointed a Compensation Committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. As required under our Company Governance Guidelines, members of the Compensation Committee each meet the definition of "non-employee director" under SEC Rule 16b-3 and "outside director" under Section 162(m) of the Internal Revenue Code (the "Code"). The primary responsibilities of the Compensation Committee are to (1) review and approve Company goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and determine and approve the Chief Executive Officer's compensation level based on that evaluation, (2) make recommendations to the Board regarding the compensation of the Company's other executive officers and the independent trustees, as well as incentive compensation and equity-based plans that are subject to Board approval, and (3) provide oversight and guidance with respect to our human capital management, including attraction, motivation, development and retention of employees of the Company. The Compensation Committee may establish sub-committees consisting of one or more members to carry out duties that the Compensation Committee may assign. Ms. Sterneck serves as Chair of the Compensation Committee. The committee met eight times in 2015.
Role of Compensation Consultants
To assist in carrying out its responsibilities, the Compensation Committee regularly consults with the committee's outside compensation consultant. Under its charter, the Compensation Committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant's fees and other retention terms. The Compensation Committee retained FPL Associates L.P. ("FPL") to advise the committee with respect to its 2015 review of compensation levels for executive officers and trustees. In this role, our compensation consultant performed such duties as were requested by the committee. Those duties consisted primarily of providing market data and advice to the committee that were used to determine executive and trustee compensation, particularly analyses of the Company's executive and trustee compensation in comparison to the benchmark companies. Representatives of our compensation consultant spoke with the Chair of the Compensation Committee, as well as with management, in preparing for committee meetings, attended committee meetings and met in executive session with the Compensation Committee without the presence of management.
Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any "conflicts of interest." If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Company reviewed the relationships among FPL and the Company's directors and executives officers in order to assess whether the work done by FPL raised any conflicts of interest. The Company did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee conducts an independence assessment of such advisor pursuant to applicable NYSE and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.

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Trustee Attendance at Annual Meetings
Our trustees are expected to attend each annual meeting of shareholders, although conflict situations can arise from time to time. All of our trustees attended the 2015 annual meeting.
Family Relationships
No family relationships exist between any of our trustees, nominees or executive officers.
Board Leadership Structure and Role in Risk Oversight
The Company believes that its Board is best characterized as independent. As noted above, a majority of the Board's members are independent and unaffiliated, with our Chief Executive Officer being the only trustee who is also a member of management. Further, although not required by our governance documents, the Company has chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Trustees. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board's oversight function. This separation in turn diffuses decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.
As described in detail above, there are four committees of the Board of Trustees: the Audit Committee, the Nominating/Company Governance Committee, the Compensation Committee and the Finance Committee.
The Board of Trustees and its committees play an important risk oversight role at the Company. The entire Board reviews and determines the Company's overall business strategy, the management of its balance sheet, and each year's annual budget. The Board also reviews all material acquisition, investment and disposition transactions entered into by the Company and its subsidiaries. The Audit Committee of the Board is specifically charged with reviewing the Company's financial risk exposures. Further, the Company's independent auditors report directly to the Audit Committee.
The administration of the Board's risk oversight role does not have any direct effect on the Board's leadership structure. However, we believe that the Board's structure, its committees, and the experience and diverse backgrounds of our trustees all help to ensure the integrity of the Company's risk management and oversight.
Securities Trading Policy and Policy Against Hedging
Our insider trading policy prohibits executive officers, trustees, certain employees with access to our material, non-public information and certain of their family members ("Covered Persons") from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. This policy also prohibits Covered Persons from engaging in speculative hedging transactions in our securities.

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TRUSTEE COMPENSATION
During 2015, each non-employee trustee received:

•
An annual retainer of $50,000, which could be taken in the form of cash or in restricted share units valued at 150% of the cash retainer amount. In 2015, each of the non-employee trustees elected to take this retainer in the form of restricted share units;

•	On the date of the annual meeting of shareholders, equity awards valued at $75,000 in the form of restricted share units;

•	$3,000 in cash for each Board meeting attended;

•	$2,000 in cash for each committee meeting attended; and

•
Reimbursement for any out-of-town travel expenses incurred in attending Board or committee meetings and other expenses incurred on behalf of the Company and reimbursement of up to $10,000 annually for continuing director education.

The Chairman of the Board received an additional annual retainer of $30,000, and the Chairs of the Audit, Compensation, Finance and Nominating/Company Governance Committees each received additional annual retainers of $15,000, which could be taken in cash or in restricted share units valued at 150% of the cash retainer amount. In 2015, each of the non-employee trustees elected to take these additional retainers in the form of restricted share units. In addition, the Board has established an Investment Committee to review potential investments prior to Board approval, chaired by one Board representative. The Chair of the Investment Committee may select, from time to time, one or more other trustees to participate in meetings of the committee. In 2015, the Chair of the Investment Committee received an additional monthly retainer of $1,000 in cash and an additional annual retainer of $15,000, which could be taken in cash or in restricted share units valued at 150% of the cash retainer amount. Other trustees who participate in meetings of the Investment Committee at the request of the Chair of the Investment Committee receive an additional monthly retainer of $2,000 in cash for any month in which the trustee participates in a meeting. No trustee, other than Mr. Brady, who served as Chair of the Investment Committee, participated in meetings of the Investment Committee during 2015. In 2015, Mr. Brady elected to take his additional annual retainer for serving as Chair of the Investment Committee in the form of restricted share units.
Each restricted share unit granted to the non-employee trustees initially represents one common share. The restricted share units vest upon the earlier of the day preceding the Company's next annual meeting of shareholders or a change in control of the Company. Vested restricted share units entitle the holders thereof to receive one common share for each unit upon the date such holder is no longer a trustee or such other date or dates as specified by the trustee prior to the grant. All of the restricted share units granted to our non-employee trustees during 2015 were issued under our 2007 Equity Incentive Plan, as amended (the "2007 Equity Incentive Plan").
Employees of the Company or its affiliates who are trustees are not paid any additional compensation for their service on the Board. Therefore, Mr. Silvers, who served as trustee during 2015, is not listed in the Trustee Compensation table below.

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Trustee Compensation for Fiscal 2015
The following table contains information regarding the compensation earned by the non-employee members of the Board of Trustees during 2015:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards (2) (3)	Option Awards (4)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion	Total
Thomas M. Bloch	$127,000	$107,500	$—	$—	$—	$—	$234,500
Barrett Brady	139,000	107,500	—	—	—	—	246,500
Peter C. Brown	127,000	107,500	—	—	—	—	234,500
Robert J. Druten	142,000	115,000	—	—	—	—	257,000
Jack A. Newman, Jr.	127,000	107,500	—	—	—	—	234,500
Robin P. Sterneck	127,000	107,500	—	—	—	—	234,500

(1)
Amounts include annual retainers for each trustee, additional annual retainers for each trustee serving as Chairman of the Board or as a chair of committees of the Board (including additional monthly retainers for Mr. Brady, who served as Chair of the Investment Committee), and fees for attending Board and Board committee meetings. Each of the trustees elected to receive their annual retainers and additional annual retainers for 2015 in the form of restricted share units with an aggregate grant date fair value per trustee of $97,500, in the case of Messrs. Bloch, Brady, Brown and Newman and Ms. Sterneck, and $120,000, in the case of Mr. Druten. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the restricted share units.

(2)
Amounts reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

(3)
Amounts include: (i) restricted share unit awards granted to each trustee on the date of the Company's 2015 annual meeting of shareholders with an aggregate grant date fair value per award of $75,000; and (ii) the incremental aggregate grant date fair value of the restricted share units that a trustee, by accepting restricted share units instead of cash for their annual retainers and additional annual retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2015, which was $32,500 per trustee, in the case of Messrs. Bloch, Brady, Brown and Newman and Ms. Sterneck, and $40,000, in the case of Mr. Druten. Nonvested restricted share units held by trustees and outstanding at December 31, 2015 include: (i) Mr. Bloch – 2,942; (ii) Mr. Brady – 2,942; (iii) Mr. Brown – 2,942; (iv) Mr. Druten – 3,326; (v) Mr. Newman – 2,942; and (vi) Ms. Sterneck – 2,942.

(4)
Vested and unexercised option awards held by trustees and outstanding at December 31, 2015 include: (i) Mr. Bloch – 0; (ii) Mr. Brady – 17,557; (iii) Mr. Brown – 0; (iv) Mr. Druten – 17,557; (v) Mr. Newman – 7,557; and (vi) Ms. Sterneck – 0.

2016 Proxy Statement	Page 18

EXECUTIVE OFFICERS
Here are our executive officers and some brief information about their backgrounds.

Gregory K. Silvers	President and Chief Executive Officer	Age: 52
Mr. Silvers is our President and Chief Executive Officer and a member of our Board. His background is described in "Proposal No. 1: Election of Trustees."
Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	Age: 52

Mr. Peterson was appointed an Executive Vice President in May 2015. He previously served as a Senior Vice President from February 2012 until this appointment, and he served as a Vice President from 2004 until February 2012. Mr. Peterson has also served as our Chief Financial Officer and Treasurer since 2006. From 1998 to 2004, Mr. Peterson was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Vice President-Accounting and Finance. Mr. Peterson was Chief Financial Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, from 1995 until its acquisition by Highwoods Properties, Inc. in 1998. Mr. Peterson is a C.P.A. and received a B.S. in Accounting, with highest honors, from the University of Illinois in 1986.

Morgan G. Earnest II	Senior Vice President and Chief Investment Officer	Age: 60

Mr. Earnest was appointed a Senior Vice President in February 2012. Mr. Earnest has also served as our Chief Investment Officer since 2009. Prior to joining the Company, he was an Executive Vice-President of Capmark Financial Group, Inc. (formerly GMAC Commercial Mortgage Corporation, or "GMACCM") and was responsible for the co-management of Lending and Originations for both North America and Europe. Formerly, Mr. Earnest was responsible for the GMACCM's Specialty Lending Groups, which consisted of the Healthcare, Hospitality and Construction Lending Divisions. Prior to joining GMACCM, Mr. Earnest was a principal of Lexington Mortgage Company which was acquired by GMACCM in March 1996. Mr. Earnest has an M.B.A. from the Colgate Darden Graduate School of Business Administration, University of Virginia and is a graduate of Tulane University.

2016 Proxy Statement	Page 19

Craig L. Evans	Senior Vice President, General Counsel and Secretary	Age: 55

Mr. Evans was appointed a Senior Vice President and our General Counsel and Secretary in April 2015. From 2006 until his appointment, and from 1995 to 2002, Mr. Evans was a partner in the law firm Stinson Leonard Street LLP. Mr. Evans was partner in the law firm Shook Hardy & Bacon L.L.P. from 2002 to 2006. He has practiced in the areas of corporate and securities law for over 30 years. Mr. Evans received a J.D. from the University of Kansas School of Law in 1985 and received a B.A. in Business Administration from William Jewell College in 1982.

Thomas B. Wright III	Senior Vice President - Human Resources and Administration	Age: 59

Mr. Wright was appointed our Senior Vice President, Human Resources and Administration in March 2015. From 2008 until his appointment, Mr. Wright served as managing member of Tom Wright Consulting. Prior to that, Mr. Wright was with Hallmark Cards for 17 years, and during the period from 2005 until 2008, he served as Senior Vice President - Human Resources and a Corporate Officer at Hallmark Cards, Inc. During 2015, he was also an Adjunct Instructor in the Executive MBA Program at the University of Missouri - Kansas City. Mr. Wright received a Bachelor of Business Administration from Marshall University and a Master of Science - Administration from Central Michigan University.

Michael L. Hirons	Senior Vice President - Strategy and Asset Management	Age: 45

Mr. Hirons was appointed our Senior Vice President - Strategy and Asset management in February 2016. From February 2012 until his appointment, he served as our Vice President - Strategic Planning. From 2006 to 2012, he served as our Vice President-Finance. From 2004 to 2006, Mr. Hirons was a co-founder and principal with Preferred Finance Partners, Inc., a firm that provided corporate financial consulting services. From 2000 to 2004, Mr. Hirons was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Director of Strategic Business Unit Finance. Mr. Hirons is a C.P.A. and received two bachelor's degrees, with highest distinction, from the University of Kansas in 1993.

Tonya L. Mater	Vice President and Chief Accounting Officer	Age: 38

Ms. Mater was appointed as a Vice President and our Chief Accounting Officer on September 9, 2015. From 2012 until this appointment, she served as a Vice President and our Controller and from 2006 to 2012, she served as our Controller. From 2002 to 2006, she served in other capacities within our Accounting Department. Prior to joining the Company in 2002, Ms. Mater worked as an auditor with KPMG and Mayer Hoffman McCann P.C. from 2000 to 2002. Ms. Mater is a C.P.A and received a B.S. in Accounting from the University of Kansas in 2000.

2016 Proxy Statement	Page 20

EXECUTIVE COMPENSATION
Proposal No. 2 – Advisory Vote to Approve NEO Compensation

What are you voting on?
As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in these proxy materials.

The Board recommends a vote FOR this proposal because it believes that our compensation program is effective in achieving the Company’s goals of:

•	Attracting and retaining quality executives,

•	Aligning our executives’ interests with those of our shareholders to create long-term value, and

•	Motivating our executives to achieve, and rewarding them for, superior performance.
This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company's executive compensation program on an annual basis.
At the Company's prior annual meeting of shareholders held in May 2015, a substantial majority of the votes cast on the "say on pay" resolution were voted in favor of the resolution. We believe this affirms shareholders' support of the Company's approach to executive compensation.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve, on a non-binding advisory basis, this proposal.

Your Board recommends a vote "FOR" the approval of the “say-on-pay” advisory vote.

2016 Proxy Statement	Page 21

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2015 fiscal year, which ended on December 31, 2015, our NEOs included the following individuals:

Officers	Title as of December 31, 2015
Gregory K. Silvers	President and Chief Executive Officer
Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer
Morgan G. Earnest II	Senior Vice President and Chief Investment Officer
Craig L. Evans	Senior Vice President, General Counsel and Secretary
Michael L. Hirons(1)	Vice President - Strategic Planning
Former Officer
David M. Brain(2)	Former President and Chief Executive Officer
(1) Mr. Hirons was promoted to the position of Senior Vice President - Strategy and Asset Management on February 17, 2016 (2) Mr. Brain retired from the Company on March 31, 2015.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

Executive Summary of Compensation Program
Our Compensation Committee has designed our compensation program to attract and retain quality executives, aligning our executives’ interests with those of our shareholders, and motivating them to achieve, and rewarding them for, superior performance, with the goal of maximizing long-term shareholder value. Underlying our compensation program is a compensation philosophy that seeks to:

•	Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation and other benefits,

•	Emphasize variable performance-based compensation,

•	Reward executives for performance on measures designed to increase shareholder value, and

•
Use equity-based incentives, including nonvested restricted common shares and nonvested common share options, to ensure that executives are focused on achieving appropriate earnings growth and dividend levels and building shareholder value by aligning the executive’s interests with those of our shareholders.

To accomplish these goals, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program ("AI") and long-term incentive plan ("LTI") payable primarily through equity grants, all of which are considered at-risk, which means that our NEOs may not realize their total compensation. The AI program evaluates performance over a short term based on the Company’s financial, operational and strategic performance, including results from certain key performance metrics and the executive’s personal performance. The LTI program primarily measures the Company’s total shareholder return relative to other REITs over multiple years.

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Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Each of the NEOs elected to receive 100% of their bonuses in nonvested restricted common shares for 2015.
Awards under the LTI program are made in the form of nonvested restricted common shares, nonvested common share options and, for certain NEOs, a life insurance benefit described below. An initial determination of the value of the awards under the LTI is based on performance-based metrics, consistent with our goal of aligning pay with performance. In addition, vesting for these equity awards is time based, which is intended to incent retention and stability among the Company’s executives.
To ensure our executives' interests are aligned with those of shareholders and to align pay with performance, a substantial portion of our NEOs’ compensation will vary depending on Company and personal performance and is payable primarily in the form of nonvested equity awards that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned. With respect to Messrs. Peterson and Hirons, a portion of their LTI awards is payable in the form of a Life Insurance Benefit as defined and described on page 33, which is not subject to any future vesting requirements and is therefore not at-risk. For our CEO, the specific components of total direct compensation for 2015 are illustrated by the chart below on the left. This chart shows that performance-based LTI awards comprised 54% of his total direct compensation and performance-based AI awards comprised 34% of his total direct compensation, all of which was at-risk. The chart below on the right illustrates the specific components of our other NEOs’ average total direct compensation for 2015 (exclusive of Mr. Brain who retired from the Company on March 31, 2015). The chart shows that performance-based LTI awards (including the Life Insurance Benefit) comprised 52% of their total direct compensation and performance-based AI equity awards comprised 32% of their total direct compensation, 97% of which was at-risk with the remaining 3% representing the Life Insurance Benefit which is not at-risk. The components depicted below are more fully described beginning on page 26.

(1)
Excludes severance benefits of $11,739,811 payable to our former President and Chief Executive Officer, David M. Brain. Due to his retirement, Mr. Brain did not participate in the AI or the LTI in 2015. Also excludes restricted share grants made in connection with the promotions of Messrs. Silvers and Peterson to the positions of Chief Executive Officer and Executive Vice President, respectively, and grants made with respect to the hiring of Mr. Evans.

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The variance between our CEO’s compensation and the compensation of the other NEOs reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s at-risk compensation is higher than the other NEOs because the CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining and managing the executive team.
At our 2015 annual meeting of shareholders, approximately 93% of the votes cast were in favor of our “say-on-pay” executive compensation proposal, which we believe evidences our shareholders’ support of our CEO and other NEO’s compensation arrangements, as well as our executive compensation practices generally.
2015 Results and Accomplishments
The following are highlights of our accomplishments in 2015 that impacted our executive compensation decisions and policies related to executive compensation:

•
Strong 2015 Performance. The following table compares the Company’s actual performance to the targeted level for each performance measure used by the Compensation Committee to set awards under the AI and the LTI for 2015:

Performance Measure(1)	Target	Actual	Performance Against Target
Growth in FFO, as adjusted	6%	7.7%	Above
Investment Spending	$550 million	$632 million	Above
Three-Year TSR vs. UNUS	Plus 150 basis pts.	Plus 328 basis pts.	Above
One-Year TSR vs. Triple-Net Peer Group	50th percentile	85th percentile	Above
(1) A discussion of these performance measures is provided on pages 29 and 30.
Other significant accomplishments include:
¯ We amended, restated and consolidated our prior senior unsecured revolving and senior unsecured term loan credit agreements into one credit agreement providing for a combined maximum principal amount available under the agreement of $1 billion (or $2 billion upon the exercise of an accordion feature), comprised of $650 million under an unsecured revolving credit facility and $350 million under an unsecured term loan facility, and providing for lower interest rates and facility fees compared to the prior credit agreements,
¯ We completed a public offering of $300 million of senior unsecured notes with an interest rate lower than our existing series of senior unsecured notes,
¯ We completed public offerings of common shares under the direct share purchase component of our Dividend Reinvestment and Direct Share Purchase Plan for net proceeds of approximately $190 million,
¯ We maintained our debt to gross assets ratio (i.e., our debt as a percentage of our total assets plus accumulated depreciation) at 42% at December 31, 2015, and
¯ We raised the dividend on our common shares 6.1% over the prior year.

•
Completion of Succession Process. Effective March 31, 2015, Mr. Brain, our former President and Chief Executive Officer, retired and Mr. Silvers was promoted to that position. Under Mr. Brain’s leadership, EPR grew from total investments of approximately $500 million to over $4.1 billion. The Board is pleased with the succession process and believes that we have a strong management team, led by Mr. Silvers and his executive team that has demonstrated stability and is focused on executing our long-term strategy.

2016 Proxy Statement	Page 24

•
Replacement of Prior Employment Agreements. In connection with our succession planning efforts and the retirement of Mr. Brain, the Company undertook a comprehensive review and analysis of the existing employment agreements with its executive officers (including NEOs). At the conclusion of this review and analysis, the Company entered into new employment agreements with these executive officers with terms more consistent with current best practices. Among other things, the new agreements eliminated the "evergreen" term provisions, reduced amounts payable upon severance and eliminated certain tax gross-ups. A more detailed discussion of the new agreements is provided on page 35.

•
Broad-Based Severance Plan. During 2015, our Board adopted an Employee Severance Plan which provides severance benefits for all employees of the Company and will be effective for executive officers (including NEOs) upon expiration of their new employment agreements. The new plan will generally result in a further reduction in the Company's severance payment exposure with respect to executive officers as compared with that provided under the Old Agreements. A more detailed discussion of the new Employee Severance Plan is provided on page 37.

Key Features of our Executive Compensation Program
We believe that our executive compensation program appropriately attracts, rewards and helps retain executives who can lead the Company and continue our long-term track record of profitability, growth and total shareholder return, including share appreciation and dividends (“TSR”). The following are the key features of our executive compensation program:

What We Do	What We Don’t Do
✓ The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity
✓ We enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards granted for prior-year performance
✓ To set variable pay, we annually establish performance goals for management, assess performance-against-target and compare our performance on key metrics against other triple-net lease REITs that we consider comparable
✓ Multi-year, performance-based equity awards use relative TSR as the main metric
✓ We have share ownership guidelines for our executives and trustees
✓ We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees
✓ We engage executives to elect to receive AI awards in the form of nonvested restricted common shares instead of cash further aligning their interests with shareholders

✗ We do not target compensation above the market median (50th percentile overall) of our comparative group of peer companies; we use the median as the beginning reference point and the Compensation Committee then adjusts pay based on a comprehensive review of performance
✗ We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control
✗ We do not allow hedging of Company securities
✗ We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts
✗ We do not allow for repricing of common share options
✗ We do not provide excessive perquisites; we provide perquisites that we believe align management and shareholder interests

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Executive Compensation Program Summary
The chart below summarizes the elements and objectives of our 2015 executive compensation program for our CEO and other NEO’s.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates executives competitively relative to the market for their level of responsibility and experience.
Established at a level intended to approximate the median of base salaries provided by our peer group companies for comparable positions and responsibilities, which permits an emphasis on the performance-based components.
page 31
Annual Incentive Awards	Motivates and rewards short-term operational and financial performance.	A variable cash component designed to tie directly to key annual performance drivers and personal performance, with an incentive to convert this award to nonvested equity compensation.	page 31
Long-Term Incentive Awards
Encourages the creation of long-term shareholder value and rewards long-term performance through a combination of nonvested equity grants, the values of which are primarily tied to the long-term value of the Company’s shares which accentuate the creation of long-term shareholder value.

Equity-based compensation designed to align the interests of management and shareholders, by focusing on total shareholder return relative to other REITs over multiple years. For 2015, awards were granted in nonvested restricted common shares, nonvested common share options and a life insurance benefit.
page 33
Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement on death or disability, thus supporting our attraction and retention objectives.
Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions, health, disability and life insurance, except for a term life insurance benefit discussed below.
page 34
Perquisites	Provides benefits that promote health and work-life balance, thereby supporting our attraction and retention objectives.	Perquisites are not a material component of our executive compensation program.	page 34
Severance Benefits	Provides a severance benefit that is consistent with market practices and supports our attraction and retention objectives.
Under their employment agreements, our CEO and the other NEOs are qualified for certain cash severance benefits that are triggered by permanent disability, termination without cause and termination by the executive for good reason.

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The Compensation Committee uses the market median of our compensation peer group for each element of executive compensation as its starting point and as the indicator of competitive market trends and to set opportunity levels within the program intended to align pay with performance as primarily measured by the performance measures established by the Compensation Committee at the beginning of 2015. During the first quarter of 2016, equity awards in the form of nonvested restricted common shares were granted to the NEOs taking into account 2015 Company performance and each executive's personal performance during 2015. Based on these factors, AI bonuses were awarded at 172% to 188% of target levels and LTI awards were granted at 180% to 181% of target levels for each NEO (except for Mr. Brain who retired from the Company on March 31, 2015).
A majority of our executive compensation is variable pay under our AI and LTI, which allows the Compensation Committee to reward good performance and penalize poor performance.

•
AI awards focus on more near-term measures, including growth in FFO, as adjusted, per share and investment spending, two important drivers of the Company’s business. In addition, at the beginning of each year, the Chief Executive Officer develops personal performance objectives for each executive, which are reviewed at the end of the year and are considered in connection with the setting of AI and, to a lesser extent, LTI awards.

•
LTI awards are based primarily on measures of long-term shareholder return, which the Compensation Committee believes is the best method to align management’s incentives with the long-term interests of the Company’s shareholders.

•
LTI awards are granted in the form of equity-based compensation which vest over a period of four years (other than the Life Insurance Benefit, discussed below, which is in the process of being phased-out). AI awards are payable in cash or nonvested restricted common shares which vest over a period of three years, at the election of the executive. The Company incents executives to take nonvested restricted common shares as payment of their annual incentive by valuing the equity award at an amount equal to 150% of the cash amount they otherwise would have received. As a result, for 2015 awards, all NEOs elected to receive nonvested restricted common shares in lieu of cash.

•
The Compensation Committee believes that this combination of performance-based grants and time-based equity awards establishes a proper balance of short-term and long-term performance incentives with strong retention incentives.

Compensation Setting Process
Our Compensation Committee meets at the beginning of each year to make decisions regarding our NEOs' compensation. When making these decisions, our Compensation Committee considers the performance of our Company and of each NEO, available industry-based compensation information and the actual compensation provided to each NEO for each of the last three fiscal years. Based upon the review of this information, together with recommendations provided by our Chief Executive Officer (with respect to other NEOs), our Compensation Committee sets, for each of the NEOs, the base salary for the new fiscal year, and determines the AI and LTI awards for the most recently completed year. In addition to the input of the Chief Executive Officer, other NEOs attend meetings of our Compensation Committee from time to time and provide historical and prospective breakdowns of primary compensation components for each NEO, and additional context with respect to Company performance. Our Compensation Committee makes the final determinations on all elements of each NEO's compensation. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance with the Compensation Committee and sharing his accomplishments and proposed objectives with the Compensation Committee.
Our Compensation Committee attempts to provide base salaries at competitive levels, based on the Compensation Committee's assessment of salary levels that are intended to appeal to talented executives, both prospective new hires and our existing executive team. Similarly, perquisites and other benefits are reviewed annually and provided on such terms as are considered by our Compensation

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Committee to be reasonable and appropriate relative to those provided for similarly situated executive talent.
The Compensation Committee adopted a threshold performance target of at least 6% annual return on invested capital that must be achieved in order for an executive to be eligible to receive any awards under the AI and the LTI. If this threshold performance target is satisfied, the Compensation Committee will use the performance metrics and qualitative factors discussed below to determine appropriate final awards under those plans.
In addition to the threshold performance target, the Compensation Committee has established formulaic performance targets with respect to incentive compensation under either our AI or our LTI, provided that a portion of each executive’s AI award is calculated based on a subjective assessment of personal performance. The Compensation Committee may make limited adjustments to the amount determined based on subjective and qualitative considerations of individual performance and the performance of the Company.
The Compensation Committee has retained FPL Associates L.P. ("FPL") to advise the Compensation Committee with respect to its review of compensation levels for our NEOs. The Compensation Committee has determined that FPL is independent under our NYSE listing requirements.
For 2015, the Compensation Committee elected to use a peer group modeled primarily from JP Morgan Equity Research's Triple-Net Lease REIT group (the “Triple-Net Peer Group”) for benchmarking purposes, which is the same group used in connection with our LTI performance targets, except that Hospitality Properties Trust was not included in the benchmarking peer group due to its external management structure. The Compensation Committee believes that utilizing the same peer group for both purposes will ensure closer alignment with shareholder returns. In light of the transition to this new peer group, benchmarking was also conducted using the peer group that was used in the prior year. This allowed the Compensation Committee to evaluate whether the change in peer groups would have a material impact on the analysis. Management assisted FPL and the Compensation Committee in the process, providing additional REIT-industry insight. The Compensation Committee reviews this peer group on an annual basis. The following table provides the names and key information for each company in the Triple-Net Peer Group that was used for benchmarking:

Name	Property Focus	Headquarters	Number of Employees(1)	Implied Market Capitalization As of December 31, 2015 (in millions)(2)	Total Capitalization As of December 31, 2015 (in millions)(2)
Gaming and Leisure Properties, Inc.	Specialty	Wyomissing, PA	792	$3,123.5	$5,723.9
Getty Realty Corp.	Other Retail	Jericho, NY	32	573.2	892.5
Gramercy Property Trust Inc. (3)	Diversified	New York, NY	103	1203.9	2289.3
Lexington Realty Trust	Diversified	New York, NY	54	1,907.2	4,239.0
National Retail Properties, Inc.	Other Retail	Orlando, FL	62	5,647.4	8,198.6
Realty Income Corporation	Other Retail	San Diego, CA	132	12,962.5	18,217.4
Spirit Realty Capital, Inc.	Diversified	Scottsdale, AZ	71	4,427.0	8,519.8
STAG Industrial, Inc.	Industrial	Boston, MA	68	1,321.1	2,447.3
STORE Capital Corporation	Diversified	Scottsdale, AZ	60	3,267.9	5,037.9
VEREIT, Inc.	Diversified	Phoenix, AZ	350	7,354.9	16,485.5
W.P. Carey Inc.	Diversified	New York, NY	314	6,162.5	10,804.4
Median			71	3,267.9	5,723.9
Average			185	4,359.2	7,532.3
EPR Properties	Specialty	Kansas City, MO	49	3,555.2	5,883.3
Relative Percentile Rank			17%-ile	58%-ile	58%-ile

(1)	Based on information reported in each peer company's most recent Annual Report on Form 10-K filed with the SEC.

(2)	Source: SNL Financial.

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(3)
Implied market capitalization and total capitalization is as of September 30, 2015, which was the end date for the last completed quarter prior to the acquisition of Gramercy Property Trust Inc. by Chambers Street Properties on December 17, 2015.

FPL’s benchmarking review was based on information disclosed in the peer companies’ 2015 proxy statements, which reported data with respect to fiscal 2014 (the latest year for which comprehensive data is publicly available), as well as FPL’s proprietary database. FPL also reviewed the 2015 NAREIT Compensation Survey (which FPL conducts) and additional proprietary real estate compensation surveys conducted throughout the year by FPL for additional context. FPL’s review compared our executive pay practices to cash and non-cash compensation awarded to executives in comparable positions at peer companies. FPL advised the Compensation Committee that the peer companies generally have compensation programs comparable to ours, with annual bonuses generally in the form of cash and annual long-term compensation generally in the form of equity with time-based vesting over three to five years and a focus on performance-based compensation.
Our Performance Goals
The core elements of our long-held strategy are to:

•	Maintain a specialized orientation complemented by diversification across and within segments,

•	Develop an understanding of segment drivers allowing us to isolate investments others may overlook and distinguish between real and perceived risks,

•	Provide a value-added process focused on collaboration, developing strong and sustainable relationships with our partners, and

•	Focus on growth and strong long-term performance.
Because this strategy spans multiple years, we look at performance more broadly than a year-over-year framework.
The Compensation Committee reviews management’s performance against pre-established business goals, taking into account business conditions and unforeseen developments during the year. The Compensation Committee looks at performance with respect to key operational and financial metrics not only against our own targets, but also against the performance of other triple-net lease REITs that we consider comparable. We focus on key drivers of value creation like FFO, FFO as adjusted, investment spending and balance sheet management in the context of a company like ours that executes a multi-year strategy across multiple markets and segments with different economic drivers. While we have established a formulaic framework for measuring performance against goals to determine compensation, we retain some discretion recognizing that mechanical calculations may have unintended results. The Compensation Committee also reviews our TSR over multiple periods against comparable triple-net lease REITs and the broader FTSE EPRA/NAREIT Equity REIT Index ("UNUS"). We believe that our process achieves the right balance between objective metrics and a basic framework for discretion in setting total executive compensation, which is very heavily weighted towards variable, performance-based pay. The Compensation Committee also takes into account individual roles, responsibilities and performance.
We have established performance measures intended to incent our executives to manage the Company’s business to meet or exceed our strategic goals. On an annual basis, we review growth in diluted FFO per share, as adjusted, and investment spending. The Compensation Committee believes quality of such growth is best measured in the long-term by comparing our TSR to that of UNUS and the Triple-Net Peer Group. Commencing with 2015, we are moving from the Three-Year TSR vs. UNUS to an approach that will compare the Three-Year TSR to the Triple-Net Peer Group. For 2015, Three-Year TSR vs. UNUS constituted 50% of the indicated award, and the One-Year TSR vs. Triple-Net Peer Group constituted 50% of the indicated LTI award. For 2016, Three-Year TSR vs. UNUS will constitute 25% of the indicated LTI award, and the Two-Year TSR vs. Triple-Net Peer Group will constitute 75% of the indicated LTI award. Beginning for 2017 and subsequent years, Three-Year TSR vs. Triple-Net Peer Group will constitute 100% of the indicated award. References to an "indicated award" means the initial specified

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award prior to the Compensation Committee's exercise of it discretion, if any, to adjust the award. In addition, personal performance objectives are set for each executive, and the executive’s satisfaction of these objectives is considered in determining bonuses under the AI.

•	Growth in FFO, as Adjusted, per Share

Target	Actual	Performance Against Target
$4.38	$4.44	Above
Our 2015 goal was to increase our diluted FFO per share, as adjusted, by 6% over our prior year’s performance of $4.13 per share. Our target was set slightly higher than the midpoint of our initial guidance range of $4.37.

•	Investment Spending

Target	Actual	Performance Against Target
$550 million	$632 million	Above
Our 2015 goal for investment spending was $550 million, which was the high end of our initial guidance range. During 2015 we had aggregate investment spending of $632 million in our Entertainment, Recreation, Education and Other segments, aggregating $106 million, $273 million, $241 million and $12 million, respectively.

•	Three-Year TSR Compared to Three-Year Performance of UNUS

Target	Actual	Performance Against Target
Plus 150 basis points	Plus 328 basis points	Above
Our 2015 goal was for our Three-Year TSR to exceed the three-year performance of UNUS by 150 basis points. Our Three-Year TSR for the year ended December 31, 2015 was 14.6% and the performance of UNUS during that period was 11.3%.

•	One-Year TSR vs. One-Year Performance of our Triple-Net Peer Group

Target	Actual	Performance Against Target
50th percentile	85th percentile	Above
Our 2015 goal was to be at the 50th percentile when comparing our One-Year TSR to the one-year performance of the Triple-Net Peer Group. Our One-Year TSR for the year ended December 31, 2015 was 5.9%.
Alignment of Pay and Performance
Variable pay consisting of LTI equity awards and annual cash bonuses under the AI (or equity awards under the AI at the executive's election), constitutes the majority of our executive compensation (for our Chief Executive Officer and President, 88%, and for our other NEOs, an average of 84% (exclusive of Mr. Brain who retired from the Company on March 31, 2015)). This allows the Compensation Committee to reward good performance and penalize poor performance. To build strong pay-for-performance alignment with our shareholders, LTI equity awards are based on three-year lookback, although, under

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our transition this year to a comparison to the Triple-Net Peer Group, 50% of this year’s LTI award is calculated on a one-year look-back.
Compensation Program Design and Implementation
Our Compensation Committee uses the elements of executive compensation described below to meet its compensation objectives for executive officers. The percentage of a NEO's total compensation that is comprised of each of the compensation elements is not specifically determined, but instead, is a result of the targeted competitive positioning for each element (i.e., at approximately the market medians for base salaries, and performance based AI and LTI awards that are competitive with those of our peer group and aligned with performance). Typically, LTI awards comprise a significant portion of a NEO's total compensation. This is consistent with our Compensation Committee's desire to reward long-term performance in a way that is aligned with shareholders’ interests.
Base Salary. Base salary is established at a level intended to approximate the median of base salaries provided by a peer group of companies for comparable positions and responsibilities. Setting base salaries at this level is intended to allow us to emphasize performance-based incentive compensation payable under our AI and LTI. The Compensation Committee approved base salaries for 2015 as follows:

	2015 Base Salary	Percentage Change from 2014
Gregory K. Silvers(1)	$585,000	18.4%
Mark A. Peterson(1)	400,000	12.1%
Morgan G. Earnest, II	412,571	3.0%
Craig L. Evans(2)	310,000	n/a
Michael L. Hirons	288,915	3.0%

(1)	Messrs. Silvers and Peterson received increases in base salary over their 2014 base salary of 18.4% and 12.1%, respectively, in recognition of their promotions which occurred during 2015.

(2)	Mr. Evans was hired by the Company on April 6, 2015.

Annual Incentive Program. Our Compensation Committee determines annual incentive amounts based upon an assessment of a combination of the individual performance of the executive and the Company's overall performance as evaluated in terms of a variety of goals and metrics. Our Compensation Committee has identified performance factors that it considers in its determination of performance bonuses, but did not set specific performance goals for all of these metrics. In establishing performance factors, our Compensation Committee strives to ensure that:

•	Incentives are aligned with the strategic goals set by our board,

•	Targets are sufficiently ambitious so as to provide a meaningful incentive, and

•	Bonus payments will be consistent with the overall compensation program established by our Compensation Committee.
At the beginning of 2015, our Compensation Committee identified three primary performance factors:

•	Growth in FFO as adjusted, per share,

•	Investment spending, and

•	Personal objectives for each executive.
Our Board of Trustees tracks FFO and FFO as adjusted, per share growth on a regular basis, and, like many other REITs, considers growth in FFO as adjusted, to be the most important measure of Company

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performance. The National Association of Real Estate Investment Trusts developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies. For 2015, the Company achieved 7.7% Growth in FFO as adjusted, per share, which was above the Compensation Committee's target opportunity level for that measure of 6%.
Our Compensation Committee believes that growth in investment spending is a significant driver to the long-term success of the Company. For 2015, the Company achieved investment spending of $632 million exceeding the maximum opportunity level of $605 million.
The Compensation Committee puts a 50% weighting on Growth in FFO as adjusted, per share, and a 30% weighting on Investment Spending, with the remaining 20% weighting placed on personal objectives of the each executive. Upon making this initial determination, the Compensation Committee may increase or reduce the determined amount. These adjustments are based on subjective considerations of individual performance for each NEO and overall Company performance. Our Compensation Committee considers a variety of other factors, some of which are more qualitative in nature, to determine the AI performance bonuses. Included in these factors is their evaluation of the individual performance of each NEO and overall Company performance, including the evaluation of performance factors such as capital formation, debt ratios, expense management, total shareholder returns and dividend rates. After the conclusion of each fiscal year, our Compensation Committee considers the performance of our Company and each NEO, the achievement of these performance factors and the recommendations of our Chief Executive Officer (with respect to other NEOs) and makes a determination as to the amount of any performance bonuses that are awarded.
Our Compensation Committee established for 2015 a minimum, target and maximum level of AI performance bonus packages that may be paid to each NEO. The minimum, the target and the maximum stated opportunities are shown below:

	Minimum	Target	Maximum
Gregory K. Silvers	50%	100%	200%
Mark A. Peterson	45%	90%	180%
Morgan G. Earnest II	40%	80%	160%
Craig L. Evans	30%	60%	120%
Michael L. Hirons	35%	70%	140%
Based upon our Compensation Committee's evaluation of individual performance, the primary performance factors it articulated for 2015 (discussed above), the Compensation Committee established bonuses under our AI at between 172% and 188% of target levels established for 2015 for each of the NEOs (Mr. Brain did not participate in the AI for 2015 due to his retirement). As a result, in February 2016, our Compensation Committee approved the following bonuses under our AI for our NEOs for 2015:

	Percent of Base Salary	Amount
Gregory K. Silvers	188%	$1,099,800
Mark A. Peterson	169%	676,800
Morgan G. Earnest II	138%	567,697
Craig L. Evans	113%	349,680
Michael L. Hirons	127%	368,078
Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Our Compensation Committee believes that allowing executives to receive all, or a portion of their annual

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incentive in the form of nonvested restricted common shares provides an additional opportunity to increase their ownership levels in the Company and aligns executives' long-term interests with our shareholders' interests in value creation. For 2015, executives electing to receive nonvested restricted common shares as payment of their annual incentive received an award having a value equal to 150% of the cash amount they otherwise would have received. For 2015, each of the NEOs elected to receive 100% of his performance bonus in the form of nonvested restricted common shares. Nonvested restricted common shares issued as payment of annual incentive awards vest at the rate of 33 1/3 % per year during a three-year period. For purposes of determining the total number of nonvested restricted common shares awarded under the AI, nonvested restricted common shares were valued on the date the award is granted in the first quarter of 2016, using the volume weighted average of the closing price on each of the 10 trading days consisting of the five trading days ending on and the five trading days after December 31, 2015 ($58.36)
Long-Term Incentive Plan. Our Compensation Committee's practice is to award long-term incentives annually in the form of:

•	Nonvested restricted common shares,

•	Nonvested common share options, and

•	Payment of an amount of whole life insurance for the executive plus related income tax (the "Life Insurance Benefit").
At the election of the executive, annual long-term incentive awards are payable in one of three combinations:

•	60% of the value of the award in nonvested restricted common shares and the remaining 40% in nonvested common share options and the Life Insurance Benefit,

•	75% of the value of the award in nonvested restricted common shares and the remaining 25% in nonvested common share options and the Life Insurance Benefit, or

•	100% of the value of the award in nonvested restricted common shares and the Life Insurance Benefit.
Our Compensation Committee believes that providing a portion of the award in the form of nonvested common share options aligns executive and shareholder interests as common share options only increase in value when the share price increases. In addition, offering nonvested restricted common shares, which retain value during difficult business climates, enhances our ability to retain the NEOs. Nonvested restricted common shares and nonvested common share options issued as payment of LTI awards vest at the rate of 25% per year during a four-year period. The Compensation Committee has determined that it will phase out the Life Insurance Benefit over time.
LTI awards are made in the first quarter of each fiscal year, at the same time as AI bonuses are determined. The NEOs may realize awards (stated as a multiple of annual base salary) under the LTI between the minimum and the maximum opportunity levels stated below, subject to the discretion of the Compensation Committee:

	Minimum	Target	Maximum
Gregory K. Silvers	1.25	2.50	5.00
Mark A. Peterson	1.125	2.25	4.50
Morgan G. Earnest II	1.00	2.00	4.00
Craig L. Evans	0.75	1.50	3.00
Michael L. Hirons	0.80	1.60	3.25
As discussed above, commencing with 2015, the Company is transitioning from the Three-Year TSR vs. UNUS to an approach that will compare the Three-Year TSR to the Triple-Net Peer Group, a group

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modeled primarily from JP Morgan Equity Research's Triple-Net Lease REIT group. A more detailed discussion of this transition is provided on page 29.
If executives are eligible for an LTI award, the Compensation Committee may make subjective adjustments in the award levels calculated as follows. A determination of such adjustments to the LTI awards will be calculated as discussed above. No awards will be indicated by the initial determination if performance is below the minimum opportunity level, however, the Compensation Committee retains the subjective discretion to provide for an award based upon other factors on the same basis as applied under the AI, provided, that in no event would an indicated award exceed the maximum LTI award opportunity. In applying this discretion, the Compensation Committee is strongly influenced by absolute shareholder returns.
An initial determination is based upon the two performance measures, each constituting 50% of the initial determination for 2015, as follows:

	Minimum	Target	Maximum
Three-Year TSR vs. UNUS	-150 bps	+150	+450
One-Year TSR vs. Triple-Net Peer Group	30th percentile	50th percentile	80th percentile
The adjustments to the LTI awards will be calculated on a sliding scale determined in the same manner as the AI.
Based upon our Compensation Committee's evaluation of individual performance and the primary performance factors it articulated for 2015, the Compensation Committee made LTI awards to NEOs at levels between target and maximum (Mr. Brain did not participate in the LTI for 2015 due to his retirement). Accordingly, our Compensation Committee made the following LTI awards:

	Multiple of Base Salary	Total Value of Award	Restricted Shares Awarded(1)	Options Awarded	Insurance Premium and Tax Benefit
Gregory K. Silvers	4.5	$2,628,123	46,253	—	$—
Mark A. Peterson	4.0	1,617,306	25,492	—	168,824
Morgan G. Earnest II	3.6	1,482,786	26,096	—	—
Craig L. Evans	2.7	835,608	14,706	—	—
Michael L. Hirons	2.9	837,915	12,974	—	100,757

(1)
For purposes of determining the total number of nonvested restricted common shares awarded, nonvested restricted common shares were valued on February 17, 2016, the date the award was granted, using the volume weighted average of the closing price on each of the last 30 trading days prior to February 17, 2016 ($56.82).

Health and Welfare Benefits. We provide certain health and welfare benefits to the NEOs, including employer matching contributions to our 401(k) plan, health and welfare benefit programs and life insurance, which are generally the same as such benefits provided to all other full-time employees, except the Company provides NEOs with a term life insurance benefit in connection with their severance upon death as discussed below.
Perquisites and Other Personal Benefits. Our Company offers the following personal benefits and perquisites to the currently employed NEOs:

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•	Vehicles. We have acquired vehicles that the NEOs are entitled to use. Each of those NEOs is taxed for personal use of the vehicles.

•
Term Life Insurance. Under our Company's insurance benefit plan, our Company pays the premium for term life insurance for the benefit of each NEO payable upon the NEO's severance upon death, which replaced a prior death severance benefit discussed below.

•	Life Insurance Benefit. NEOs may also receive a portion of their LTI award in the form of the Life Insurance Benefit.
Employment Agreements and Severance Benefits
Each of our NEOs has entered into employment agreements with the Company. The employment agreements include severance benefits for the NEOs. These agreements were designed to:

•	Preserve our ability to compete for executive talent, and

•
Provide stability during a potential change in control by encouraging executives to cooperate with a future process that may be supported by the Board, without being distracted by the possibility of termination or demotion after the change in control.

In connection with its ongoing succession planning efforts and the recent retirement of its former President and Chief Executive Officer, the Company undertook a comprehensive review and analysis of the existing employment agreements with its executive officers (the "Old Agreements"). Led by the Compensation Committee, the review and analysis of the Old Agreements resulted in the Compensation Committee's identification of several provisions in the Old Agreements as not reflecting what it understands to be best practices. Among these was an automatic "evergreen" term provision that resulted in the Old Agreement's perpetual duration. The Old Agreements also provided no mechanism for the Company's nonrenewal of them without triggering a substantial severance payment obligation. Together these provisions gave executives considerable leverage to resist changes in the terms and conditions of their employment. In this regard, as previously disclosed, in consideration of the former President and Chief Executive Officer agreeing to retire, the Company was required to pay retirement severance benefits substantially equal to those that would be payable to him under his Old Agreement if he were to be terminated without "cause."
At the conclusion of the Compensation Committee's review and analysis of the Old Agreements, the Compensation Committee and the Company's new President and Chief Executive Officer, Gregory K. Silvers, worked together in developing a new form of employment agreement (the "New Agreements"). The New Agreements were designed with the intent of being more consistent with best practices and providing the Company with greater flexibility in its decision making as to its executives and the terms and conditions of their employment. Despite the perceived economic incentive that most of the executives personally had to retain the Old Agreements, the executives nevertheless agreed to replace the Old Agreements with the New Agreements. On May 13, 2015, the Company entered into the New Agreements with each of its executive officers.
One of the more significant changes reflected in the New Agreements as compared to the Old Agreements is the reduction in the amount of the severance payments available to executive officers upon a termination of employment without "cause" or with "good reason" or a termination of employment due to disability or death. Under the Old Agreements with Messrs. Silvers, Peterson, Earnest and Hirons (Mr. Evans joined the Company in 2015 and was not a party to the Old Agreement), if the employment of each of those executives had been terminated during 2015 as a result of the occurrence of any such event, the aggregate severance payments by the Company would have been equal to approximately $23.1 million. In contrast, the aggregate severance payments by the Company under such circumstances would be approximately $6.3 million (a reduction of approximately $16.8 million) under the New Agreements. This reduction in potential severance payments resulted from a reduction in the severance multiple applicable to most executives and the elimination of LTI awards from the severance payment calculation. In addition, the New Agreements eliminated the severance benefit payable upon the NEO's

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death. The Company now provides more cost-effective term life insurance to the NEOs at substantially lower levels than prior key-man policies.
The following chart summarizes the material changes implemented by the New Agreements as compared to the Old Agreements:

Provision	Old Agreements	New Agreements
Term	Perpetual, automatic evergreen, term. No ability to prevent a renewal of the term without triggering a substantial severance payment obligation.	Three year term, with no provision for its renewal.
Severance Calculation
The product of the severance multiple (see below) times the sum of:

(i) base salary, plus

(ii) the latest AI award (including the premium for election to receive nonvested restricted common shares), plus

(iii) the latest LTI award.

The product of the severance multiple (see below) times the sum of:
(i) base salary, plus
(ii) the average of the value of the AI awards paid or payable for the three most recently completed years (excluding the premium for election to receive nonvested restricted common shares).
LTI awards have been eliminated from the severance payment calculation.

Severance Multiples	A 3x severance multiple for three of the executive officers.
A 3x severance multiple only applies to the President and Chief Executive Officer. A 2.5x severance multiple applies to the Chief Financial Officer and the Chief Investment Officer, and a 2x severance multiple applies to each other executive officer, except Mr. Evans, who is entitled to a 3x severance multiple if a change of control occurs prior to May 13, 2016, a 2.5x severance multiple if a change of control occurs during the one year period ending on May 13, 2017, and a 2x severance multiple thereafter.

Severance Benefit upon Death	Executive officers receive the full severance benefit upon death. The Company maintained key-man insurance policies to cover this risk.	No severance benefit upon death. The Company provides more cost-effective term life insurance to the executive officers at substantially lower levels than prior key-man policies.
Vesting of Equity Awards
Upon termination without "cause," termination for "good reason," death or disability, nonvested restricted common shares and nonvested common share options vest and common share options are exercisable for 180 days.

No change in the provisions, except that common share options are exercisable for a period ending on the earlier of:
(i) five years from the employment termination date; or
(ii) the expiration dates of the common share options.

Tax Gross-Ups	Gross-up for any excise tax relating to parachute payments.	The tax gross-up provision has been eliminated.

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Employee Severance Plan
In 2015, the Company's Board of Trustees adopted an Employee Severance Plan (the "Severance Plan") which provides severance benefits for all employees of the Company. The Severance Plan will apply to the NEOs upon expiration of their New Agreements in three years. At that time, the severance payment calculation for all NEOs will be based on a 2x severance multiple times the sum of base salary plus the annual incentive bonus, except in the case of a change of control, in which case Mr. Silvers will be entitled to a 3x severance multiple and Mr. Peterson will be entitled to a 2.5x severance multiple. This will generally result in a further reduction in the Company's severance payment exposure with respect to the NEOs as compared with that provided under the Old Agreements.
Chief Executive Officer Compensation
In connection with the promotion of Mr. Silvers to the positions of President and Chief Executive Officer, the Compensation Committee increased his base salary for 2015 to $585,000 and increased his minimum, target and maximum opportunity levels under the AI and the LTI to the same levels that were set for Mr. Brain for his 2014 compensation. In connection with this promotion, Mr. Silvers also received a nonvested restricted common share grant of 15,000 shares, which will vest ratably over a four year period.
In late 2015 and early 2016, the Compensation Committee conducted a formal evaluation of Mr. Silvers and interviewed him regarding his performance and the performance of our Company generally. In establishing Mr. Silvers’ compensation, our Compensation Committee took into account the compensation of similar officers of REITs with comparable market capitalizations. Mr. Silvers’ compensation also reflects his strategic focus for the Company and the changes in organizational structure required by the growth of the Company. Based on his individual performance evaluation and the financial performance of the Company in 2015, the Compensation Committee established bonuses under the AI at 188% of the target level and awards under the LTI for Mr. Silvers at 180% of his target level.
The incentive award paid to Mr. Silvers was based on our Company’s review of the various factors described above, as well as an evaluation of Mr. Silvers’ personal performance during 2015. Mr. Silvers elected to take payment of the bonus in the form of nonvested restricted common shares valued at 150% of the bonus. An award under our LTI valued at $2,628,123 was made for 2015, payable as described above. Based upon its review of the various factors described above, the Compensation Committee believes Mr. Silvers’ compensation is reasonable and not excessive.
Former CEO Compensation and Retirement Agreement
David M. Brain, the Company's former Chief Executive Officer and President, retired from the Company on March 31, 2015. Prior to his retirement, Mr. Brain's base salary for 2015 was $622,326. In connection with his retirement, on March 13, 2015, the Company and Mr. Brain entered into a Retirement Agreement (the “Retirement Agreement”), pursuant to which he agreed to retire on March 31, 2015 in consideration for certain retirement severance benefits substantially equal to those benefits that would be payable to him under his Employment Agreement if he were terminated without “cause.” These benefits included a lump sum payment of $11,580,126 payable within 30 days of his retirement, together with $159,685, which reflects the amount necessary to cover certain health plan coverage for three years. Mr. Brain was not entitled to participate in the AI or the LTI for 2015 due to his retirement. However, under the Retirement Agreement, all of Mr. Brain's then-outstanding equity grants under the Company's 2007 Equity Incentive Plan, including all nonvested common share options and nonvested restricted common shares awarded under the Company's AI and LTI for prior years, became immediately vested or exercisable. As a condition to receiving such payment amounts, Mr. Brain is subject to (i) customary non-disclosure and non-use restrictions, (ii) a release of the Company and its affiliates from any liability and waive certain other claims, (iii) customary non-disparagement restrictions, and (iv) a customary covenant not to sue the Company. Mr. Brain continues to be obligated to comply with certain confidentiality, non-competition and non-solicitation provisions contained in his Employment Agreement for a three-year period.

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Compensation Committee Discretion
The Compensation Committee has retained the right to increase or reduce the amount of awards and grants under the AI and the LTI determined by the quantitative performance factors. The Compensation Committee may increase or reduce by up to 25% the determined amount under the AI, and if an award is not indicated, an increase of up to 25% of the minimum award. Similarly, the Compensation Committee retains the subjective discretion for a 50% increase or decrease of an award under the LTI, and if an award is not indicated, an increase of up to 50% of the minimum award. Adjustments are based on subjective considerations of individual performance for each NEO and overall Company performance. In applying this discretion, the Compensation Committee is strongly influenced by absolute shareholder returns. The Compensation Committee believes this discretion permits it to better align compensation with individual performance and to make adjustments for circumstances that may not be fully reflected in the quantitative performance factors.
In 2011, the Compensation Committee first established quantitative performance factors for the plans. The chart below sets forth the percentage deviation from the awards indicated by the identified quantitative performance factors for the plans for all NEOs as a group:

	2011	2012	2013	2014	2015
Annual Incentive Plan	-16%	—%	1%	25%	—%
Long-Term Incentive Plan	-23%	-1%	—%	-6%	—%
As indicated above, the Compensation Committee has been cautious when applying discretionary increases and, as indicated by the discretion applied in 2011 and 2014, is strongly influenced by absolute shareholder returns.
Consideration of the 2015 Advisory Vote on Executive Compensation
In establishing 2015 compensation, the Compensation Committee considered the shareholder vote in 2015 on the compensation paid to NEOs in which more than 93% of the shares voted were in favor. The Compensation Committee viewed this vote as supportive of the Company’s overall approach to executive compensation.
Assessment of Compensation-Related Risks
The Compensation Committee believes that the Company's compensation programs do not encourage excessive risk and instead encourage behavior that supports sustainable value creation by appropriately balancing risk and reward. During each annual compensation setting process, the Compensation Committee considers the Company's compensation policies and practices to determine whether, in its judgment, the compensation programs encourage risk-taking likely to have a material adverse effect on the Company. In particular, there are several design features of those programs that the Compensation Committee believes reduces the likelihood of excessive risk-taking:

•	The executive compensation program design provides a balanced mix of cash and equity, annual and long-term incentives,

•	Maximum payout levels for awards under the AI and LTI are capped,

•	Final awards under the AI and LTI are subject to the discretion of the Compensation Committee, which may consider both quantitative and qualitative factors outside the specified performance factors,

•
Substantially all of the final awards under the AI and LTI are payable in the form of nonvested equity awards that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned by executive officers,

2016 Proxy Statement	Page 38

•
The Board of Trustees has established an Investment Committee chaired by one Board representative that reviews and approves all of the Company's investments, with larger transactions requiring the approval of the Board of Trustees, and

•	Executive officers are subject to share ownership and retention guidelines.
Share Ownership Guidelines
The Compensation Committee has adopted share ownership guidelines applicable to the NEOs and trustees of the Company. Each NEO and trustee is required to have acquired, within four years of his or her election to the position of NEO or trustee, common shares or nonvested restricted common shares or units having a market value in excess of the following:

Requirement
Trustees	4x their current basic retainer
CEO	5x his current base salary
CFO	3x their current base salary
Other NEOs	1x their current base salary

Tax Considerations
Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid for any fiscal year to our Company's Chief Executive Officer and the four other most highly compensated executive officers (other than our Chief Financial Officer). The statute exempts qualifying performance-based compensation from the deduction limit if stated requirements are met. Awards under the AI and the LTI are designed with the intent to qualify as performance-based compensation under Code Section 162(m) to enable the Company to deduct such compensation under Code Section 162(m) to the greatest extent permitted.
Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe it is important to retain the flexibility to compensate executives competitively even if such compensation is potentially not deductible for tax purposes. The Compensation Committee and the Board consider the impacts of Code Section 162(m) in developing, implementing, and administering our compensation programs. However, the Compensation Committee and the Board balance this consideration with our primary goal of structuring compensation programs to attract, motivate, reward, and retain highly talented executives. As such, exceptions may occur when the Compensation Committee or the Board, after balancing tax efficiency with long term strategic objectives, believe it is in the best interests of our shareholders. In addition, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.

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Summary Compensation Table
The following table contains information on the compensation earned by our Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2015, which we collectively refer to in this Proxy Statement as our "NEOs." For additional information regarding this compensation, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name & Principal Position	Year	Salary	Bonus(1)	Share Awards (2)(3)	Option Awards (2)(4)	Non-Equity Incentive Plan Compen- sation	Change in Pension Value & Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation(5)	Total
Gregory K. Silvers	2015	$585,000	$1,099,800	$4,375,127	$—	$—	$—	$59,570	$6,119,497
President and Chief Executive Officer	2014	494,190	262,693	1,563,819	357,924	—	—	174,819	2,853,445
	2013	484,500	682,309	2,063,132	421,702	—	—	154,726	3,806,369
Mark A. Peterson	2015	400,000	676,800	2,537,737	—	—	—	215,662	3,830,199
Executive Vice President, Chief Financial Officer and Treasurer	2014	356,895	168,633	1,003,832	139,295	—	—	217,046	1,885,701
	2013	346,500	414,033	1,300,415	177,676	—	—	205,499	2,444,123
Morgan G. Earnest II	2015	412,571	567,697	1,935,773	—	—	—	102,652	3,018,693
Senior Vice President and Chief Investment Officer	2014	400,554	189,262	1,126,680	345,812	—	—	73,145	2,135,453
	2013	392,700	402,204	1,435,973	301,971	—	—	164,822	2,697,670
Craig L. Evans	2015	232,500	349,680	1,566,687	—	—	—	36,574	2,185,441
Senior Vice President, Secretary and General Counsel(6)

Michael L. Hirons	2015	288,915	368,078	1,086,973	—	—	—	136,413	1,880,379
Senior Vice President – Strategy and Asset Management	2014	280,500	115,969	636,880	92,975	—	—	139,450	1,265,774
	2013	255,000	253,916	781,156	106,431	—	—	136,029	1,532,532
David M. Brain	2015	148,401	—	—	—	—	—	11,776,079	11,924,480
Former President and Chief Executive Officer(7)	2014	622,326	367,561	1,812,081	543,991	—	—	51,307	3,397,266
	2013	587,100	835,150	2,730,695	733,875	—	—	29,330	4,916,150

(1)
Amounts reflect performance bonuses earned by each executive under the annual incentive program. Performance bonuses under the annual incentive program are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received. In each of 2015, 2014 and 2013, the executives elected to receive their performance bonuses payable in that year in the form of nonvested restricted common shares. See note 2 below for a discussion

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of the method used in determining the aggregate grant date fair value of the nonvested restricted common shares. Mr. Brain departed from the Company prior to the end of the performance period and, therefore, he did not participate in the plan for 2015.

(2)
Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

(3)
Amounts include: (i) the aggregate grant date fair value of nonvested restricted common shares issued pursuant to the long-term incentive plan (including employment inducement, promotion and other grants); and (ii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program that the executive, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that that the executive would have otherwise received. In 2015, the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program to Messrs. Silvers, Peterson, Earnest, Evans and Hirons was $639,530, $393,514, $330,086, $203,352, $214,057, respectively. Mr. Brain did not participate in the long-term incentive plan or the annual incentive plan in 2015 as a result of his departure from the Company.

(4)	Amounts include option awards granted to each executive pursuant to the long-term incentive plan.

(5)
The following table sets forth all other compensation for 2015 including amounts relating to personal use of company vehicles, the Company's matching contributions under the Company's 401(k) plan, amounts payable by the Company with respect to term life insurance premiums (and related tax gross-up payments), amounts payable by the Company pursuant to the Life Insurance Benefit, commuting expenses, the dollar value of dividends paid on nonvested restricted shares that were not factored into the grant date fair value of such awards and certain severance paid or accrued to Mr. Brain. See "Compensation Program Design and Implementation – Long-Term Incentive Plan" above for a discussion of the amounts payable by the Company pursuant to the Life Insurance Benefit.

Name	Personal Use of Company Vehicles	401(k) Matching Contributions	Term Life Insurance Premiums and Related Tax Gross-Up	Life Insurance Benefit	Commuting Expense	Dividends	Severance Benefits	Total of All Other Compensation
Gregory K. Silvers	$7,901	$24,000	$18,727	$—	$—	$8,942	$—	$59,570
Mark A. Peterson	7,763	24,000	9,335	168,824	—	5,740	—	215,662
Morgan G. Earnest II	3,555	24,000	35,186	—	33,469	6,442	—	102,652
Craig L. Evans	4,210	24,000	8,364	—	—	—	—	36,574
Michael L. Hirons	9,775	18,000	4,195	100,757	—	3,686	—	136,413
David M. Brain	1,597	24,000	—	—	—	10,671	11,739,811	11,776,079

(6)	Mr. Evans joined the Company on April 6, 2015.

(7)
Mr. Brain retired effective May 31, 2015. In connection with his retirement, the Company and Mr. Brain entered into a Retirement Agreement, the terms of which are discussed under "–Former CEO Compensation and Retirement Agreement". The severance benefits paid or accrued to Mr. Brain in 2015 reflected in the "All Other Compensation" column include a lump sum payment of $11,580,126 that was payable within 30 days of his retirement together with a payment of $159,685, which reflects the amount necessary to cover certain health plan coverage for three years, pursuant to his Retirement Agreement. Pursuant to the Retirement Agreement, all of Mr. Brain's previously issued and outstanding nonvested restricted common shares and unexercisable option awards vested or became exercisable.

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Grants of Plan-Based Awards in Fiscal 2015
The following table provides information about grants of plan-based awards under equity incentive plans to the NEOs in 2015. These grants were made under the 2007 Equity Incentive Plan pursuant to the annual incentive program and the long-term incentive plan. Grants were in the form of nonvested restricted common share awards and common share options. For additional information regarding these awards, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards(3)
		Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
Gregory K. Silvers	2/20/2015	—	—	—	—	—	—	—	21,588	$61.79	$352,870
	2/20/2015	—	—	—	—	—	—	29,560	—	—	1,826,512
	3/16/2015	—	—	—	—	—	—	15,000	—	—	889,650
Mark A. Peterson	2/20/2015	—	—	—	—	—	—	—	8,401	61.79	137,320
	2/20/2015	—	—	—	—	—	—	18,975	—	—	1,172,465
	5/13/2015	—	—	—	—	—	—	10,000	—	—	575,700
Morgan G. Earnest II	2/20/2015	—	—	—	—	—	—	—	20,857	61.79	340,921
	2/20/2015	—	—	—	—	—	—	21,297	—	—	1,315,942
Craig L. Evans	4/6/2015	—	—	—	—	—	—	7,500	—	—	458,475
Michael L. Hirons	2/20/2015	—	—	—	—	—	—	—	5,608	61.79	91,666
	2/20/2015	—	—	—	—	—	—	12,184	—	—	752,849
	9/9/2015	—	—	—	—	—	—	1,500	—	—	74,625
David M. Brain(4)	2/20/2015	—	—	—	—	—	—	—	32,810	61.79	536,301
	2/20/2015	—	—	—	—	—	—	35,275	—	—	2,179,642

(1)
The column includes nonvested restricted common shares issued pursuant to the annual incentive program (with respect to elections to receive the award in restricted common shares) and the long-term incentive plan (including employment inducement, promotion and other grants). The nonvested restricted common shares issued pursuant to the annual incentive program vest at the rate of 33 1/3% per year for three years and the nonvested restricted commons shares issued pursuant to the long-term incentive plan vest at the rate of 25% per year for four years. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the annual incentive program and long-term incentive plan.

(2)
The column includes options issued pursuant to the long-term incentive plan, which vest at the rate of 25% per year for four years and are exercisable during a 10-year period. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the long-term incentive plan.

(3)
Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

(4)
Mr. Brain retired from the Company effective March 31, 2015. In connection with his retirement, the Company and Mr. Brain entered into a Retirement Agreement, the terms of which are discussed under "–Former CEO Compensation and Retirement Agreement." Pursuant to the Retirement Agreement, all of Mr. Brain's previously issued and outstanding nonvested restricted common shares and unexercisable option awards vested or became exercisable.

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Outstanding Equity Awards at 2015 Fiscal Year-End
The following table provides information regarding outstanding awards to the NEOs that have been granted but not vested or exercised as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Gregory K. Silvers(2)	21,820	—	—	$65.50	1/1/2017	—	$—	—	—
	23,092	—	—	47.20	1/1/2018	—	—	—	—
	9,410	—	—	45.73	1/1/2021	—	—	—	—
	9,653	3,217	—	45.20	1/1/2022	—	—	—	—
	9,784	9,782	—	47.21	1/1/2023	—	—	—	—
	7,651	22,951	—	51.64	1/1/2024	—	—	—	—
	—	21,588	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	103,384	6,042,795	—	—
Mark A. Peterson(3)	9,803	—	—	65.50	1/1/2017	—	—	—	—
	9,482	—	—	47.20	1/1/2018	—	—	—	—
	8,208	—	—	45.73	1/1/2021	—	—	—	—
	2,225	2,224	—	47.21	1/1/2023	—	—	—	—
	3,224	9,670	—	51.64	1/1/2024	—	—	—	—
	—	8,401	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	66,357	3,878,567	—	—
Morgan G. Earnest II(4)	2,500	—	—	61.53	5/9/2017	—	—	—	—
	2,500	—	—	52.72	5/7/2018	—	—	—	—
	50,000	—	—	19.41	5/19/2019	—	—	—	—
	1,180	—	—	36.56	1/1/2020	—	—	—	—
	10,114	—	—	45.73	1/1/2021	—	—	—	—
	8,541	2,846	—	45.20	1/1/2022	—	—	—	—
	6,538	6,538	—	47.21	1/1/2023	—	—	—	—
	5,479	16,435	—	51.64	1/1/2024	—	—	—	—
	—	20,857	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	62,152	3,632,784	—	—
Craig L. Evans(5)	—	—	—	—	—	7,500	438,375	—	—
Michael L. Hirons(6)	822	—	—	47.20	1/1/2018	—	—	—	—
	248	—	—	36.56	1/1/2020	—	—	—	—
	1,762	—	—	45.73	1/1/2021	—	—	—	—
	1,413	1,412	—	47.21	1/1/2023	—	—	—	—
	1,931	5,793	—	51.64	1/1/2024	—	—	—	—
	—	5,608	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	35,560	2,078,482	—	—
David M. Brain(7)	—	—	—	—	—	—	—	—	—

2016 Proxy Statement	Page 43

(1)
The market value of the restricted common share awards is based on the closing market price of the Company's common shares as of December 31, 2015 (the last trading day in the 2015 fiscal year), which was $58.45 per share.

(2)
The unexercisable option awards for Mr. Silvers become exercisable according to the following schedule: 21,156 awards vested January 1, 2016; 17,938 awards will vest on January 1, 2017; 13,047 awards will vest on January 1, 2018; and 5,397 awards will vest on January 1, 2019. The restricted common share awards for Mr. Silvers granted under the annual incentive plan vest according to the following schedule: 13,742 awards vested on January 1, 2016; 9,116 awards will vest on January 1, 2017; and 2,223 awards will vest on January 1, 2018. The restricted common share awards for Mr. Silvers granted under the long-term incentive plan vest according to the following schedule: 27,876 awards vested on January 1, 2016; 23,361 awards will vest on January 1, 2017; 17,594 awards will vest on January 1, 2018; and 9,472 awards will vest on January 1, 2019.

(3)
The unexercisable option awards for Mr. Peterson become exercisable according to the following schedule: 6,437 awards vested on January 1, 2016; 6,435 awards will vest on January 1, 2017; 5,323 awards will vest on January 1, 2018; and 2,100 awards will vest on January 1, 2019. The restricted common share awards for Mr. Peterson granted under the annual incentive plan vest according to the following schedule: 8,467 awards vested on January 1, 2016; 5,609 awards will vest on January 1, 2017; and 1,427 awards will vest on January 1, 2018. The restricted common share awards for Mr. Peterson granted under the long-term incentive plan vest according to the following schedule: 18,448 awards vested on January 1, 2016; 14,897 awards will vest on January 1, 2017; 11,336 awards will vest on January 1, 2018; and 6,173 awards will vest on January 1, 2019.

(4)
The unexercisable option awards for Mr. Earnest become exercisable according to the following schedule: 16,809 awards vested on January 1, 2016; 13,961 awards will vest on January 1, 2017; 10,692 awards will vest on January 1, 2018; and 5,214 awards will vest on January 1, 2019. The restricted common share awards for Mr. Earnest granted under the annual incentive plan vest according to the following schedule: 8,998 awards vested on January 1, 2016; 5,664 awards will vest on January 1, 2017; and 1,602 awards will vest on January 1, 2018. The restricted common share awards for Mr. Earnest granted under the long-term incentive plan vest according to the following schedule: 17,815 awards vested on January 1, 2016; 13,976 awards will vest on January 1, 2017; 9,975 awards will vest on January 1, 2018; and 4,122 awards will vest on January 1, 2019.

(5)
The restricted common share awards for Mr. Evans granted under the long-term incentive plan vest according to the following schedule: 1,875 awards vested on January 1, 2016; 1,875 awards will vest on January 1, 2017; 1,875 awards will vest on January 1, 2018; and 1,875 awards will vest on January 1, 2019.

(6)
The unexercisable option awards for Mr. Hirons become exercisable according to the following schedule: 4,039 awards vested on January 1, 2016; 4,039 awards will vest on January 1, 2017; 3,333 awards will vest on January 1, 2018; and 1,402 awards will vest on January 1, 2019. The restricted common share awards for Mr. Hirons granted under the annual incentive plan vest according to the following schedule: 5,441 awards will vest on January 1, 2016; 3,546 awards will vest on January 1, 2017; and 981 awards will vest on January 1, 2018. The restricted common share awards for Mr. Hirons granted under the long-term incentive plan vest according to the following schedule: 9,206 awards vested on January 1, 2016; 7,930 awards will vest on January 1, 2017; 5,772 awards will vest on January 1, 2018; and 2,684 awards will vest on January 1, 2019.

(7)
Mr. Brain retired from the Company effective March 31, 2015. Pursuant to his Retirement Agreement, all of Mr. Brain's outstanding unvested equity awards vested or became exercisable, and no options remained outstanding as of December 31, 2015.

2016 Proxy Statement	Page 44

Option Exercises and Stock Vested in Fiscal 2015
The following table provides information regarding option exercises by our NEOs and restricted common shares held by our NEOs which vested during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Gregory K. Silvers	23,096	$381,636	36,121	$2,081,653
Mark A. Peterson	—	—	24,181	1,393,551
Morgan G. Earnest II	5,000	81,250	26,683	1,537,741
Craig L. Evans	—	—	—	—
Michael L. Hirons	10,068	166,376	13,295	766,191
David M. Brain	415,611	6,448,553	164,850	9,595,982

(1)	In 2015, Messrs. Silvers, Peterson, Earnest, Hirons and Brain surrendered 17,777, 11,933, 13,158, 6,604 and 80,790 shares, respectively, to pay for tax withholdings.

(2)
The "value realized" on exercise of an option award is the difference between the per share closing market price of the Company's common shares on the date of exercise and the exercise price of the option. The "value realized" on vesting of a restricted common share award is the closing market price of the Company's common shares as of the vesting date of the award.

2016 Proxy Statement	Page 45

Potential Payments Upon Termination or Change of Control
The following table provides information regarding potential payments upon termination of our NEOs or a change of control as of December 31, 2015. These payments are provided for in the employment agreements the Company has entered into with each NEO, which have been previously filed with the SEC and which are described below.

					Before Change in Control	After Change in Control
Name(1)	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Gregory K. Silvers	Cash Severance	$—	$—	$3,799,802	$3,799,802	$—	$3,799,802
	Health Benefits Continuation(2)	—	70,576	70,576	70,576	—	70,576
	Term Life Insurance Proceeds (3)	—	2,500,000	—	—	—	—
	Accelerated Vesting of Options(4)	—	308,871	308,871	308,871	308,871	308,871
	Accelerated Vesting of Restricted Shares(4)	—	6,042,795	6,042,795	6,042,795	6,042,795	6,042,795
Mark A. Peterson	Cash Severance	—	—	2,049,555	2,049,555	—	2,049,555
	Health Benefits Continuation(2)	—	59,145	59,145	59,145	—	59,145
	Term Life Insurance Proceeds (3)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(4)	—	90,850	90,850	90,850	90,850	90,850
	Accelerated Vesting of Restricted Shares(4)	—	3,878,567	3,878,567	3,878,567	3,878,567	3,878,567
Morgan G. Earnest II	Cash Severance	—	—	1,997,397	1,997,397	—	1,997,397
	Health Benefits Continuation(2)	—	69,335	69,335	69,335	—	69,335
	Term Life Insurance Proceeds (3)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(4)	—	223,119	223,119	223,119	223,119	223,119
	Accelerated Vesting of Restricted Shares(4)	—	3,632,784	3,632,784	3,632,784	3,632,784	3,632,784
Craig L. Evans	Cash Severance(5)	—	—	1,319,360	1,319,360	—	1,979,040
	Health Benefits Continuation(2)	—	55,625	55,625	55,625	—	83,267
	Term Life Insurance Proceeds (3)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(4)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(4)	—	438,375	438,375	438,375	438,375	438,375

2016 Proxy Statement	Page 46

					Before Change in Control	After Change in Control
Name(1)	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Michael L. Hirons	Cash Severance	—	—	1,069,805	1,069,805	—	1,069,805
	Health Benefits Continuation(2)	—	38,298	38,298	38,298	—	38,298
	Term Life Insurance Proceeds (3)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(4)	—	55,321	55,321	55,321	55,321	55,321
	Accelerated Vesting of Restricted Shares(4)	—	2,078,482	2,078,482	2,078,482	2,078,482	2,078,482

(1)
Mr. Brain retired from the Company effective March 31, 2015, and, in connection with such retirement, we entered into a Retirement Agreement providing certain benefits to Mr. Brain. For a discussion of payments actually received by, or payable to, Mr. Brain in connection with his retirement, see "–Former CEO Compensation and Retirement Agreement."

(2)	Represents present value of benefits continuation assuming a 0.67% discount rate for Mr. Silvers and a 0.41% discount rate for all other NEOs.

(3)	Represents payment of the proceeds from the NEO’s term life insurance policy payable by the insurer.

(4)	Based on the closing market price of the Company's common shares as of December 31, 2015 (the last trading day in the 2015 fiscal year), which was $58.45 per share.

(5)
The cash severance payment payable to Mr. Evans in the event of his termination due to disability would have been increased to $1,979,040 if the Company had experienced a "change of control" (as such term is defined in his Employment Agreement) on or prior to such termination date.

Employment and Award Agreements
On May 13, 2015, we entered into Employment Agreements with each of the Company's named executive officers. These agreements replaced prior employment agreements between us and those named executive officers (except for Mr. Evans who joined the Company in 2015 and was not a party to the prior employment agreement). The Compensation Committee of the Board of Trustees initiated this process as part of its succession planning efforts.
Each of the Employment Agreements has a three year term, with no provision for its renewal. The Employment Agreements with the named executive officers generally provide for:

•
An original annual base salary of $585,000 for Mr. Silvers, $400,000 for Mr. Peterson, $412,571 for Mr. Earnest, $310,000 for Mr. Evans and $288,915 for Mr. Hirons, subject to any increases awarded by the Compensation Committee (these amounts correspond to the 2015 base salaries approved for Messrs. Silvers, Peterson, Earnest, Evans and Hirons by the Compensation Committee);

•	An annual incentive bonus in an amount established by the Compensation Committee pursuant to our annual incentive program; and

•	A long-term incentive award in an amount established by the Compensation Committee pursuant to our long-term incentive plan.

2016 Proxy Statement	Page 47

The Employment Agreements also provide certain severance benefits, which are triggered in the event of termination due to disability, termination by the Company without "cause," or termination by the executive for "good reason." The severance benefits consist of:

•
A payment following the triggering event in an amount equal to: (i) the sum of the executive's base salary in effect immediately prior to the triggering event and the average of the value of the annual incentive bonus under the annual incentive program paid or payable to the executive, if any, for the three most recently completed years prior to the triggering event (excluding the premium for election to receive nonvested restricted stock common shares); multiplied by (ii) a severance multiple of (A) 3 for Mr. Silvers, (B) 2.5 for Messrs. Earnest and Peterson, (C) 2 for Mr. Hirons and (D) 2 for Mr. Evans, unless a "change of control" occurs prior to May 13, 2016, in which case, the multiple will be 3 or a "change of control" occurs during the one year period ending on May 13, 2017, in which case, the multiple will be 2.5.

•
A payment following the triggering event in an amount equal to the cost of certain health plan benefits for a period of years equal to the severance multiple (in the case of the executive's death, this amount is equal to the cost of such benefits for the executive's immediate family and payable to the executive's beneficiary or estate); and

•	Vesting of all unvested equity awards.
Under the Employment Agreements, "cause" is defined as and is limited to an affirmative determination by the Board that any of the following has occurred:

•
The employee's "willful" and continued failure or refusal to perform his duties with the Company (other than as a result of his disability or incapacity due to mental or physical illness) which is not remedied in the reasonable good faith determination of the Board within 30 days after such employee's receipt of written notice from the Board specifying the nature of such failure or refusal;

•	The "willful" engagement by the employee in misconduct which is materially and demonstrably injurious to the Company; or

•	The employee's conviction of a felony or other crime involving theft or moral turpitude.
Under the Employment Agreements, no act or failure to act will be considered "willful" unless done or omitted in bad faith and without reasonable belief that the act or omission was in the best interests of the Company.
The Employment Agreements define "good reason" to mean the occurrence of any of the following events, which is not remedied within 30 days after the Company's receipt of written notice from the executive specifying that such event constitutes good reason:

•	The assignment of duties materially and adversely inconsistent with the executive's position as described in the agreement;

•
Any material reduction in the executive's base compensation or discontinuation of his eligibility under the annual incentive program or eligibility for long-term incentive awards under the long-term incentive plan, which in any case is not agreed to by the executive or, after the occurrence of a "change of control," a diminution of the executive's target bonus opportunity under the annual incentive program, long-term incentive plan or any successor plan, which results in a material adverse effect on the executive's compensation opportunities under the Company's compensation programs;

•
A material breach of the employment agreement by the Company, its successors or assigns, including any failure to pay the executive on a timely basis any amounts to which he is entitled under the agreement; or

2016 Proxy Statement	Page 48

•	Any requirement that the executive be based at an office outside of a 35-mile radius of the current offices of the Company.
Under the Employment Agreements, a "change of control" is deemed to have occurred upon events substantially similar to those events constituting a "change in control" under the 2007 Equity Incentive Plan.
In addition, as of December 31, 2015, each of our NEOs (except Mr. Brain) held unvested option and restricted share awards under the Company's 2007 Equity Incentive Plan that were subject to accelerated vesting provisions upon a change in control of the Company or certain events of the executive's termination of service. Under the 2007 Equity Incentive Plan and related award agreements, in the event of a NEO's death or disability all of the executive's unvested option awards immediately vest and become exercisable and all restrictions applicable to the executive's unvested restricted share awards lapse and such awards become fully vest. The 2007 Equity Incentive Plan also provides that, upon a "change in control" of the Company, all awards outstanding under the plan will become fully exercisable, fully vested or fully payable, as applicable, and all restrictions and conditions on such awards will be deemed satisfied. Under the 2007 Equity Incentive Plan, a "change in control" is deemed to have occurred if:

•
Incumbent trustees (defined as trustees of the Company on the effective date of the 2007 Equity Incentive Plan or any trustees who are subsequently elected with the approval of at least two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute at least a majority of the Board;

•
Any person or group becomes the beneficial owner of 25% or more of our voting securities, other than (i) an acquisition by an underwriter in an offering of shares by the Company, (ii) a transaction in which more than 50% of the voting securities of the surviving corporation is represented by the holders of our voting securities prior to the transaction, no person or group would become the beneficial owner of 25% or more of the voting securities of the surviving corporation entitled to elect directors (and no current beneficial owner of 25% or more of the Company’s voting securities would increase its percentage of ownership as a result of the transaction), and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or (iii) an acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees;

•
The consummation of a merger, consolidation, acquisition, sale of all or substantially all of the Company's assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction (a "business combination");

•	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

•
Any transaction or series of transactions which results in the Company being "closely held" within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the Board has either waived or failed to enforce the "Excess Share" provisions of our amended and restated declaration of trust.

Under the 2007 Equity Incentive Plan, a "change in control" will not be deemed to occur solely because a "person" or "group" acquires beneficial ownership of more than 25% of our voting securities as a result of any acquisition of our voting securities by the Company, but if after that acquisition by the Company the "person" or "group" becomes the beneficial owner of any additional such voting securities, a "change in control" will be deemed to occur unless otherwise exempted as set forth above.
Chief Executive Officer Succession Process
On February 24, 2015, the Company announced the implementation of its succession process whereby Mr. Brain agreed to retire and Mr. Silvers, the Company's longstanding Chief Operating Officer, was promoted to Chief Executive Officer and President. Mr. Silvers joined the Company in 1998, holding various positions

2016 Proxy Statement	Page 49

during that time of General Counsel, Chief Development Officer and Chief Operating Officer. The Board unanimously approved Mr. Silvers' appointment to the positions of Chief Executive Officer and President.
Compensation Committee Interlocks and Insider Participation
None of the persons who served on the Company's Compensation Committee during the last completed fiscal year (Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the Company's executive officers, during the last completed fiscal year, served as: (i) a member of the compensation committee of another entity, one of whose executive officers served on the Company's Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Company's Compensation Committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as the Company's trustee.

2016 Proxy Statement	Page 50

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company's equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	534,341	(2)	$48.42	(3)	1,066,138	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	534,341		$48.42		1,066,138

(1)
All grants of equity awards were issued under the Company's 1997 Share Incentive Plan prior to May 9, 2007, and under the Company's 2007 Equity Incentive Plan on and after May 9, 2007. The Company's 2007 Equity Incentive Plan replaced the Company's 1997 Share Incentive Plan, and each of the plans was approved by the Company's shareholders.

(2)
This number includes: (i) 47,810 common shares issuable upon the exercise of options granted under the Company's 1997 Share Incentive Plan; (ii) 468,495 common shares issuable upon the exercise of options granted under the Company's 2007 Equity Incentive Plan; and (iii) 18,036 common shares subject to vested restricted share units granted to non-employee trustees under the Company's 2007 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date.

(3)
The 18,036 common shares subject to vested restricted share units granted to non-employee trustees under the Company's 2007 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date are excluded from the weighted average price calculation.

(4)
This number has been reduced by: (i) 18,036 common shares subject to vested restricted share units granted to non-employee trustees under the Company's 2007 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date; and (ii) 390,441 common shares subject to outstanding unvested restricted common shares granted under the Company's 2007 Equity Incentive Plan.

2016 Proxy Statement	Page 51

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Trustees has reviewed and discussed the information provided in "Compensation Discussion and Analysis" with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the "Compensation Discussion and Analysis" be included in this proxy statement.
By the Compensation Committee:
Thomas M. Bloch
Barrett Brady
Peter C. Brown
Robert J. Druten
Jack A. Newman, Jr.
Robin P. Sterneck
This Compensation Committee Report and the "Compensation Discussion and Analysis" is not deemed "soliciting material" and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

2016 Proxy Statement	Page 52

AUDIT COMMITTEE REPORT
In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's 2015 audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the firm the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16 (codified as Auditing Standard No. 1301), "Communications with Audit Committees," and the rules of the SEC and NYSE. This included a discussion of the firm's judgments regarding the quality, not just the acceptability, of the Company's accounting principles and the other matters required to be discussed with the Audit Committee under the rules of the NYSE and the PCAOB. In addition, the Audit Committee received from the firm the written disclosures and letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from management and the Company.
The Audit Committee discussed with management and the firm the overall scope and plans for the audit of the financial statements. The Audit Committee meets periodically with management and the independent registered public accounting firm to discuss the results of their audits, the Company's disclosure controls and procedures, internal control over financial reporting and internal audit function, and the overall quality of the Company's financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board approved, that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
By the Audit Committee:
Thomas M. Bloch
Barrett Brady
Peter C. Brown
Robert J. Druten
Jack A. Newman, Jr.
Robin P. Sterneck
This Audit Committee Report is not deemed "soliciting material" and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

2016 Proxy Statement	Page 53

TRANSACTIONS BETWEEN THE COMPANY AND
TRUSTEES, OFFICERS OR THEIR AFFILIATES
The Company has established Company Governance Guidelines and Independence Standards for Trustees which cover (generally and specifically) the types of related party transactions addressed by SEC and NYSE rules. The Board is responsible for evaluating these standards and ensuring compliance with these guidelines and they also apply, to the extent applicable, these standards and guidelines to executive officers in a manner to satisfy Item 404 of Regulation S-K. Although the application of these specific standards and policies to executive officers is not expressly provided in a formal written policy, the Company's Code of Ethics and Business Conduct provides that employees (including executive officers) and trustees of the Company should avoid conflicts of interest with regard to their own or the Company's interest. Under the Code, a conflict of interest exists whenever an individual's private interests interfere or are at odds with the interests of the Company. Any waiver of the provisions of the Code for executive officers or trustees may only be made by the Board, and any such waiver will be disclosed as required by law or regulation and the rules of the NYSE.
The Company does not have a formal written policy specifically for security holders covered by Item 403(a) of Regulation S-K. However, the Board applies the general standards and guidelines set forth in the guidelines and standards discussed above for purposes of determining transactions requiring disclosure under Item 404(a) of Regulation S-K.

2016 Proxy Statement	Page 54

Proposal No. 3 – Approval of the 2016 Plan

What are you voting on?
We are asking our shareholders to approve the 2016 Plan. The 2016 Plan is intended to replace our 2007 Equity Incentive Plan with respect to future grants of equity awards. No additional equity awards are permitted to be granted under the 2007 Equity Incentive Plan after April 2, 2017.

On March 24, 2016, our Board adopted the 2016 Plan, subject to shareholder approval. We believe that the 2016 Plan is an important component of our executive compensation program and that the Company's long-term success is dependent upon our ability to attract, retain and motivate employees and non-employee trustees of high caliber and potential. We believe that increased ownership of our common shares by executives, key employees and non-employee trustees increases shareholder value by more closely aligning the interests of those individuals with the interests of our shareholders, encouraging greater focus on the Company's long-term growth and profitability and the performance of the Company's common shares.

The 2016 Plan is intended to replace our 2007 Equity Incentive Plan with respect to future grants of equity awards. As of the March 7, 2016, there were 766,007 of our common shares remaining available for the grant of equity awards under the 2007 Equity Incentive Plan. If the 2016 Plan is approved by our shareholders, it will become effective on May 12, 2016, and the maximum number of common shares reserved for issuance under the 2016 Plan will be 1,950,000 shares, subject to certain adjustments as discussed below. As of March 7, 2016, there were 981,759 shares subject to outstanding awards under the 2007 Equity Incentive Plan. If the 2016 Plan is approved by our shareholders, our Board will approve a permanent freeze of the 2007 Equity Incentive Plan, effective upon the date of shareholder approval of the 2016 Plan, such that no new awards will be made under the 2007 Equity Incentive Plan; however, the terms and conditions of the 2007 Equity Incentive Plan will continue to govern outstanding awards under the 2007 Equity Incentive Plan. If the 2016 Plan is not approved, no awards will be made under the 2016 Plan, and the 2007 Equity Incentive Plan will remain in effect, and we may continue to grant awards under the 2007 Equity Incentive Plan, subject to its terms and conditions, until its expiration with respect to future grants on April 2, 2017 using the shares available for issuance thereunder.

In addition to requesting shareholder approval of the 2016 Plan and the new shares being reserved for issuance, we also are requesting that our shareholders approve the material terms of the performance goals contained in the 2016 Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Code Section 162(m), as discussed under "Description of the 2016 Plan - Performance Awards" and "- Performance Goals" below. For purposes of Code Section 162(m), the material terms of the performance goals for awards granted under the 2016 Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business criteria on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed in this Proposal No. 3, and shareholder approval of this Proposal No. 3 constitutes approval of each of these aspects for purposes of the Code Section 162(m) shareholder approval requirements.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal.
Your Board recommends a vote "FOR" approval of the 2016 Plan.

2016 Proxy Statement	Page 55

Key Features of the 2016 Plan
We believe that the 2016 Plan contains a number of features that reflect compensation and governance best practices, with some of the key features as follows:

•
Limitations on Individual Grants. The maximum number of shares with respect to which an award or awards may be granted to any participant in any one taxable year of the Company may not exceed 500,000 shares, subject to certain adjustments discussed below.

•	Limitation on Terms of Share Options and Share Appreciation Rights. The maximum term of each share option and share appreciation right is ten years.

•
No Repricings or Replacement of Share Options or Share Appreciation Rights. Without shareholder approval, we may not amend any share option or share appreciation right to reduce the exercise price or replace any share option or share appreciation right with cash or any other award when the price per share of the share option or share appreciation rights exceeds the fair market value of the underlying shares, in each case except with respect to any Substitute Award (as defined in "Description of the 2016 Plan - Shares Subject to the Plan" below).

•
No In-the-Money Share Option or Share Appreciation Right Grants. Share options and share appreciation rights may not be granted with an exercise or base price less than the fair market value of our common shares on the date of grant.

•
Limitation on Share Counting. Shares previously subject to awards under the 2016 Plan that are used to satisfy the exercise price or tax withholding obligations with respect to such awards or any shares covered by share appreciation rights that were not issued upon the settlement of such awards may not be reissued pursuant to future awards under the 2016 Plan.

•	Independent Administration. The Compensation Committee, which consists of non-employee trustees, generally administers the 2016 Plan.

•
Clawback Right. The 2016 Plan provides that any award granted under the plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other compensation clawback policy that is adopted by the Compensation Committee and that will require the Company to be able to recoup compensation paid to its executives under certain circumstances.

•
Non-Employee Trustee Sublimit. The 2016 Plan includes a sublimit under which the maximum number of shares with respect to which certain awards that may be granted to any non-employee trustee in any one calendar year of the Company (excluding awards made at the election of the non-employee trustee in lieu of all or a portion of annual and committee cash retainers pursuant to the 2016 Plan) may not exceed 20,000 shares, subject to certain adjustments discussed below.

Background and Determination of Share Amounts
The following factors, among others, were taken into account by our Board in approving the proposed 2016 Plan:

•	Our award grant history under our equity incentive plans;

•	Our historical burn rate under our equity plans;

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•	The number of shares remaining available under the 2007 Equity Incentive Plan for future awards;

•	The number of outstanding unvested and unexercised equity awards;

•	Potential dilution resulting from the proposed increase in shares available under the proposed 2016 Plan; and

•	The fact that the 2007 Equity Incentive Plan is scheduled to expire on April 2, 2017.

In setting the number of proposed shares issuable under the 2016 Plan, our Board also considered the following annual share usage under our equity compensation program for fiscal 2013-2015 as follows:

	Fiscal 2015	Fiscal 2014	Fiscal 2013	Average
Options Granted	121,546	172,178	115,257	136,327
Restricted Common Shares and Restricted Share Units Granted - Full Value Awards at 3:1(1)	708,963	899,634	649,089	752,562
Total Shares Granted	830,509	1,071,812	764,346	888,889
Basic Weighted Average Common Shares Outstanding	58,137,914	54,244,109	48,028,266	53,470,096
Burn Rate - Annual Share Usage(2)	1.43%	1.98%	1.59%	1.66%

(1)	The number of shares subject to restricted common share and restricted share unit awards in the table equals the actual number of shares subject to such awards multiplied by three.
(2)     Represents Total Shares Granted divided by Basic Weighted Average Common Shares Outstanding.
The historical amounts shown above are not necessarily indicative of the shares that might be awarded in 2016 and beyond, including under the proposed 2016 Plan.
If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, consisting solely of the 1,950,000 shares reserved for issuance under the 2016 Plan if the 2016 Plan is approved, will be sufficient for awards for at least five years. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our common share price, payout levels of performance-based awards, changes in the structure of our long-term incentive plan and forfeitures of outstanding awards.
As of March 7, 2016, we had approximately 981,759 common shares subject to outstanding equity awards. The 981,759 shares are comprised of 552,462 shares subject to full value awards (534,426 restricted common shares plus 18,036 restricted share units) plus 429,297 shares subject to outstanding share options. The 981,759 shares comprised 1.6% of the Company's basic weighted average common shares outstanding at March 7, 2016. The 1,950,000 new shares proposed to be included in the 2016 Plan share reserve would increase the fully diluted overhang percentage by an additional 3.1% to approximately 4.7% at March 7, 2016 (excluding the 766,007 remaining shares authorized for issuance under the 2007 Equity Incentive Plan at March 7, 2016).
Additional information in respect of price, term and overhang by equity grant award type currently outstanding, as of March 7, 2016, is included in the following table:

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	Options	Restricted Common Shares and Restricted Share Units
Weighted Average Exercise Price/Grant Date Fair Value	$52.12	$59.22
Weighted Average Remaining Recognition Period	1.5 years	1.8 years
Overhang of Currently Outstanding Awards	0.7%	0.9%

In its determination to recommend that the Board approve the 2016 Plan, the Compensation Committee reviewed the analysis prepared by FPL, its independent compensation consultant, which included the foregoing burn rate, dilution and overhang metrics, as well as peer group market practices and trends, and the cost of the 2016 Plan. FPL's analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares under the 2016 Plan is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

In light of the factors described above, and the ability to continue to grant equity compensation is vital to our ability to continue to attract, retain and motivate employees and non-employee trustees of high caliber and potential, the Board has determined that the size of the share reserve under the 2016 Plan is reasonable and appropriate at this time.

Description of the 2016 Plan
The following is a brief description of the 2016 Plan. A copy of the 2016 Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the 2016 Plan.
Plan Purpose
The purpose of the 2016 Plan is to encourage employees of the Company and its affiliates and subsidiaries, and non-employee trustees of the Company, to acquire or increase a proprietary and vested interest in the growth and performance of the Company. The 2016 Plan also is designed to assist the Company in attracting and retaining employees, non-employee trustees and consultants by providing them with the opportunity to participate in the success and profitability of our Company. Equity-based awards also are intended to further align the interests of award recipients with the interests of our shareholders.
Plan Administration
The 2016 Plan may be administered by our Board or a committee consisting of two or more trustees, as our Board may determine, referred to in this proposal as the "Committee." The Compensation Committee of our Board will initially serve as the Committee. All members of the Committee are "outside directors" as defined under Code Section 162(m), and "non-employee directors" as defined by the SEC rules under the Exchange Act. The Committee has the sole discretion to administer and interpret the 2016 Plan and determine who will be granted awards under the 2016 Plan, the size and types of such awards and the terms and conditions of such awards.
Eligible Participants
The eligible participants in the 2016 Plan are all employees of the Company, its affiliates and its subsidiaries, and any non-employee trustee of the Company or consultant of the Company who, in the judgment of the Committee, have performed, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of

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long-term corporate economic objectives. As of March 7, 2016, there were 56 non-employee trustees, officers and employees of our Company, its affiliates and its subsidiaries, including all of our executive officers and trustees, who would be eligible to receive awards under the 2016 Plan.
Shares Subject to the Plan
The maximum number of common shares reserved for issuance under the 2016 Plan will be 1,950,000 shares, subject to certain adjustments discussed below. Awards granted under the 2016 Plan (referred to in this proposal as, collectively, the “Awards”), may be in the form of share options, share appreciation rights, restricted common shares, restricted share units, performance shares, performance units, bonus shares, deferred shares or other share-based awards. Except for certain share counting rules applicable with respect to incentive share options, shares previously subject to Awards which are forfeited, expire or are canceled may be reissued pursuant to future Awards under the 2016 Plan. Awards may be granted by the Committee in replacement of share and share-based awards ("Substitute Awards") held by current and former employees or non-employee directors or trustees of another business that is acquired by the Company as agreed to by the parties to such transaction, and such Substitute Awards will not count against the maximum number of shares available for issuance under the 2016 Plan.
Share Options. A share option is the right to purchase our common shares at a future date at a specified price per share which we refer to as the “option price.” An option may either be an incentive share option or a nonqualified share option. Incentive share options are taxed differently from nonqualified share options, and are subject to more restrictive terms. Incentive share options may only be granted to employees of our Company or a subsidiary. Both incentive share options and nonqualified share options may be granted under the 2016 Plan. The per-share exercise price of an option is set by the Committee and may not be less than the fair market value of a share of our common shares on the date of grant, except for share options issued in connection with a Substitute Award. Certain incentive share options granted to individuals owning more than 10% of our Company will be required to have a higher option price equal to at least 110% of the value of our common shares on the date of grant. Options granted under the 2016 Plan are exercisable at the times and on the terms established by the Committee. The maximum term of an option is ten years from the date of grant. The grant and the terms of incentive share options will be restricted to the extent required by the Code. The option price must be paid in full in cash or by check or, in the Committee's sole discretion, by any other method permitted by the Committee, including by the tender of previously acquired common shares or a net reduction in the number of shares issued upon exercise. The 2016 Plan prohibits the repricing of outstanding options (except for certain adjustments described below) and the payment of dividend equivalents on outstanding options.
Share Appreciation Rights. A share appreciation right or “SAR” is the right to receive payment of an amount equal to the excess of the fair market value of a share of common shares on the date of exercise of the share appreciation right over the grant price of the share appreciation right. When a 2016 Plan participant exercises a SAR, that participant will receive an amount equal to the value of the share appreciation for the number of SARs exercised, payable in cash, common shares or combination thereof, in the discretion of the Committee. The Committee has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs. The grant price will be at least equal to the fair market value of a share of our common shares on the date of grant, except for SARs issued in connection with a Substitute Award. The maximum term of a share appreciation right will be ten years and may be determined by reference to the participant's death, disability, voluntary resignation, cessation as a trustee, or termination of employment. The 2016 Plan prohibits the repricing of outstanding SARs (except for certain adjustments described below) and the payment of dividend equivalents on outstanding SARs.
Restricted Common Shares and Restricted Share Unit Grants. The 2016 Plan permits the grant of restricted common shares or restricted share units. Restricted common shares and restricted share units may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on restricted common shares or

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restricted share units lapse over a period of time or according to such other criteria as the Committee deems appropriate, including the achievement of specific performance goals. Upon vesting, restricted share units are payable in cash, common shares or a combination thereof. Unless the Committee determines otherwise, during the period of time in which the restricted common shares are restricted, the participant to whom the shares have been granted will have the right to vote the shares and will have the right to receive any dividends paid on such shares, subject to any restrictions deemed appropriate by the Committee. Under the 2016 Plan, a participant to whom restricted share units have been granted will not have any voting rights, and the Committee may determine whether the participant will be entitled to receive dividend equivalent payments.
Performance Shares, Performance Units, Bonus Shares and Deferred Shares. The 2016 Plan permits the grant of performance shares, performance units, bonus shares and deferred shares. Performance shares and performance units are bonuses payable in cash, common shares or a combination thereof. Each performance unit and performance share will represent the right of the participant to receive an amount based on the value of the performance unit/share, if performance goals established by the Committee are met. Bonus shares are shares awarded to a participant without cost and without restriction in recognition of past performance or as an incentive to become an employee of our Company or any of its subsidiaries, in such amounts and subject to such terms as established by the Committee. Deferred shares are shares awarded to a participant on a deferred basis, in such amounts and subject to such terms as established by the Committee. Deferred shares may be awarded in lieu of or in substitution for any other compensation which a participant may be eligible to receive from our Company or any of its subsidiaries.
Performance Awards
Awards subject to performance goals as discussed below (referred to in this proposal as, collectively, the “Performance Awards”) may be granted to participants in the 2016 Plan in accordance with the procedures set forth in the 2016 Plan. If determined appropriate by the Committee, such Performance Awards may also qualify as "performance-based compensation" under Code Section 162(m). Performance Awards will have a value based on such measurements or criteria as the Committee determines pursuant to the 2016 Plan. When Performance Awards are granted, the Committee will establish a performance period during which performance will be measured. At the end of each performance period, the Committee will determine to what extent the performance goals and other conditions of the Performance Awards are met. Performance Awards that are intended to constitute "qualified performance-based compensation" under Code Section 162(m) will be based on satisfaction of certain performance goals set forth and described in the 2016 Plan. For purposes of Performance Awards that are intended to qualify as "qualified performance-based compensation" under Code Section 162(m), performance goals must be approved by shareholders every five years.
Performance Goals
Performance Awards may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Code Section 162(m) and consist of one or more or any combination of the following criteria (referred to in this proposal as, collectively, the “Business Criteria”), as selected by the Committee:

•
Earnings including earnings per share, earnings before interest, earnings before interest and taxes, earnings before interest, taxes, and depreciation, or earnings before interest, taxes, depreciation, and amortization and in the case of any of the foregoing, such goal may be adjusted to further exclude items in order to measure achievement of specific performance goals, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation, and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes;

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acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on nonmonetary transactions);

•	Funds from Operations (FFO), Funds from Operations (as adjusted), and Adjusted Funds from Operations;

•	Net income or loss;

•	Cash available for distribution per share;

•	Investment spending;

•	Cash flow provided by operations;

•	Free cash flow;

•	Reductions in expense levels or expense management;

•	Operating and maintenance cost management and employee productivity;

•	Return measures (including on assets, equity or invested capital);

•
Share price (including attainment of a specified per-share price during the applicable performance period or growth measures or attainment by the shares of a specified price for a specified period of time);

•
Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets and goals relating to acquisitions or divestitures;

•	Market share;

•	Total shareholder return;

•	Working capital;

•	Gross margin;

•	Operating profit;

•	Book value per-share;

•	Growth or rate of growth of any of the above business criteria;

•	Achievement of business or operational goals such as market share and/or business development;

•	Accomplishments of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; and

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•	Any other business criteria set forth in any Company bonus or incentive plan which has been approved by the Company's shareholders.

Any Business Criteria may be applied on a pre- or post-tax basis and may be used to measure the absolute or relative performance of the Company as a whole or any of its subsidiaries, operating divisions or other operating units and, where applicable, in the aggregate or on a per-share basis. Any Business Criteria may include or exclude items to measure specific objectives, such as:

•	Losses from discontinued operations;

•	Extraordinary gains or losses;

•	The cumulative effect of accounting changes;

•	Acquisitions or divestitures;

•	Foreign exchange impacts; and

•	Any unusual, nonrecurring gain or loss.

The Committee must set the performance goals relating to the Business Criteria within the time period required under Code Section 162(m).
Because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible. Moreover, the Board or Committee may elect to grant Performance Awards that are not intended to satisfy all of the conditions necessary for Awards granted under the 2016 Plan to qualify as "performance-based compensation" under Code Section 162(m), even if all or less than all of the compensation resulting from the exercise, vesting or settlement of such Awards is non-deductible. The Company has in the past granted a number of service-based restricted common share and restricted share unit awards that are not eligible for deductibility under Code Section 162(m) because of the lack of a performance-based component, and has also granted a number of performance-based awards that are not eligible for deductibility under Code Section 162(m) due to the terms of the awards determined by the Committee.
Clawback Policy
The 2016 Plan provides that any Award granted under the plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to recoup compensation paid to its executives under certain circumstances.
Individual Maximum Amounts
Under the 2016 Plan, the maximum number of shares with respect to which an Award or Awards may be granted to any participant in any one taxable year of the Company may not exceed 500,000 shares, subject to certain adjustments discussed below.
Non-Employee Trustee Sublimit
The 2016 Plan includes a sublimit under which the maximum number of shares with respect to which certain Awards that may be granted to any non-employee trustee in any one calendar year of the Company (excluding awards made at the election of the non-employee trustee in lieu of all or a portion of

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annual and committee cash retainers pursuant to the 2016 Plan) may not exceed 20,000 shares, subject to certain adjustments discussed below.
Transfer Restrictions
Awards under the 2016 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and generally are exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Committee may permit awards to be transferred to certain persons or entities, including members of the recipient's immediate family and charitable institutions.
Changes in Capital or Corporate Structure
Under the 2016 Plan, if, without the receipt of consideration by our Company, there is any change in the number or kind of our common shares outstanding by reason of a share dividend or any other distribution upon the shares payable in shares, or through a share split, spin-off, extraordinary cash dividend, subdivision, consolidation, combination, reclassification or recapitalization or any similar corporate event or transaction, the maximum number of our common shares available for grants, the maximum number of our common shares that any individual participating in the 2016 Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the numbers, rights and privileges and kinds of shares that may be issued under the 2016 Plan or particular forms of Awards and the exercise prices of outstanding share options and SARs shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of our issued common shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. Adjustments determined by the Committee are final, binding and conclusive.
Under the 2016 Plan, if our Company undergoes a “change in control,” each outstanding Award will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of the change of control. Under the 2016 Plan, a “change in control” is deemed to have occurred if:

•
Incumbent trustees (defined as the trustees of the Company on the effective date of the 2016 Plan, plus trustees who are subsequently elected or nominated with the approval of two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute a majority of the Board;

•
Any person becomes the beneficial owner of 25% or more of our voting securities, other than an acquisition by an underwriter in an offering of shares by the Company, a “non-qualifying transaction” (as that term is defined in the 2016 Plan) or the acquisition of our voting securities directly from the Company in a transaction approved by a majority of the incumbent trustees;

•
A merger, consolidation, acquisition, sale of all or substantially all of the Company's assets or properties or similar transaction that requires the approval of our shareholders, other than a “non-qualifying transaction” (as that term is defined in the 2016 Plan), is consummated;

•	A complete plan of liquidation or dissolution of the Company is consummated;

•	The acquisition of direct or indirect control of the Company by any person; or

•	Any transaction or series of transactions resulting in the Company being “closely held” within the meaning of the REIT provisions of the Code and with respect to which the Board has either

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waived or failed to enforce the “excess share” provisions of our amended and restated declaration of trust.

In addition, if there is a "change in control" or if certain other corporate transactions occur in which a "change in control" does not occur, the Committee or the board of directors of any corporation assuming the obligations of the Company, may, in its sole discretion:

•	Allow the Award to continue with any necessary adjustments to reflect the corporate transaction;

•
Cancel the Award in exchange for a payment equal to the fair market value of the shares underlying the Award or, in the case of a share option or SAR, an amount equal to the greater of the spread between the current share value and the Award's exercise price or the fair value of the share option or SAR;

•	Modify the terms and conditions for the exercise of, or settlement of, outstanding Awards;

•	Purchase outstanding Awards at, generally, the then current value of the Award;

•	Provide that share options or SARs must be exercised in connection with the closing of such transactions, and that if not so exercised such share options or SARs will expire; or

•	Cause any Award then outstanding to be assumed or exchanged for new awards of equivalent economic value.

Employee Retirement Income Security Act of 1974
The 2016 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.
Amendment, Modification and Termination
Except as specifically provided for in the 2016 Plan, the Committee or our Board may amend or terminate the 2016 Plan at any time without obtaining the approval of our shareholders, unless shareholder approval is required to enable the Company to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where our Company's shares are listed, or if the Company, on advice of counsel, determines that shareholder approval is otherwise necessary or desirable. The 2016 Plan will expire on May 12, 2026 unless the 2016 Plan is extended with the approval of the shareholders and our Board. Our Company reserves the right to amend, change or terminate the 2016 Plan, in whole or in part, as permitted under the 2016 Plan, at any time for any reason.
U.S. Federal Income Tax Consequences
The following is a brief description of the U.S. federal income tax treatment that will generally apply to Awards under the 2016 Plan based on current U.S. federal income tax rules. Other tax consequences of the 2016 Plan (including U.S. federal estate and gift tax consequences and all state, local and foreign tax consequences) are not disclosed. This brief description is based on U.S. federal income tax laws in effect as of the date hereof. The description does not constitute tax advice and does not address possible state, local or foreign tax consequences.
Share Options. The grant of a share option will have no immediate tax consequences for the grantee or the Company. Upon exercising a non-qualified share option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired on exercise and the aggregate share option exercise price, and the Company will be entitled to a deduction in the same amount. In general, if applicable holding period requirements are satisfied, the

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recipient will have no taxable income upon the exercise of an incentive share option (except that the alternative minimum tax may apply), and the Company will have no deduction. Upon a disposition of shares acquired through the exercise of a share option, the difference in the amount received on the disposition over the participant's tax basis in the disposed shares will be taxed as a capital gain or loss, either short-term or long-term, depending on how long the shares were held and on whether the shares were acquired by exercising an incentive share option or a non-qualified share option. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired on exercise of a share option, except that the Company may be entitled to a deduction upon disposition of shares acquired on exercise of an incentive share option before the applicable holding period has been satisfied.
Under current rulings of the Internal Revenue Service, a recipient who pays the exercise price for a share option with the Company's shares does not recognize gain or loss with respect to the disposition of the shares transferred in payment of the share option price. However, the recipient will recognize ordinary income upon the exercise of a non-qualified share option in the manner discussed above. The recipient's basis in a number of acquired shares equal to the number surrendered will be the same as the recipient's basis in the surrendered shares, and the recipient's basis in any additional share option shares will be equal to the amount of income the recipient recognizes upon the exercise of the share option.
Share Appreciation Rights. A SAR recipient will not recognize taxable income upon the grant or vesting of a SAR. Upon the exercise of a SAR, a recipient generally will recognize as compensation, and taxable as ordinary income, the amount of property (cash or shares) paid, which will generally be equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Common Shares. Generally, no taxes are due when an Award of restricted common shares is made, but the Award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Code Section 83(b) within 30 days of receiving the grant, to be taxed in the year the restricted common share Award is granted. Income tax is paid on the value of the shares at ordinary rates when the Award vests or becomes transferable (or, if a Code Section 83(b) election is made, at the time of grant), and then at long- or short-term capital gains rates when the shares are sold. The Company is entitled to a tax deduction (subject to the limitations of Code Section 162(m) unless the restricted common share Award qualifies as "performance-based compensation") at the time and in the amount the recipient recognizes as income. Generally, the only type of Award for which a recipient will be eligible to make a Code Section 83(b) election is a restricted common share Award.
Restricted Share Units, Performance Shares, Bonus Shares, Performance Units, Deferred Shares and Other Share-Based Awards. Generally, no income is recognized nor is there any tax due when an Award of restricted share units, performance shares, performance units, bonus shares, deferred shares or other share-based award is made. Upon the issuance of a share pursuant to a restricted share unit, performance share, performance unit, bonus share, deferred share or other share-based award, the recipient recognizes ordinary income in an amount equal to the value of the shares delivered in satisfaction of the Award. The Company is entitled to a tax deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes as income. Rules relating to the timing of payment of deferred compensation under Code Section 409A may be applicable to restricted share units, performance shares, performance units and deferred shares and any violation of Code Section 409A could trigger interest and penalties applicable to the recipient.
Deductibility of Awards under Code Section 162(m). Awards granted under the 2016 Plan may qualify as "performance-based compensation" under Code Section 162(m) in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Code Section 162(m) that is paid to the Company's covered employees. While the Company considers the deductibility of Awards as one factor in determining executive compensation, the Company also considers other factors in approving compensation and retains the flexibility to grant Awards, such as

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service-based restricted common shares, that it determines to be consistent with the Company's goals for its executive compensation program even if the Award is potentially not deductible by the Company for tax purposes. In addition, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.
New Plan Benefits
We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2016 Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee. However, current benefits granted to our non-employee trustees, named executive officers and all other employees would not have increased if they had been made under the proposed 2016 Plan. Grants of equity awards in fiscal year 2015 to our named executive officers are shown in the Grants of Plan-Based Awards table in this Proxy Statement.
The closing price of our common shares on the New York Stock Exchange on March 7, 2016 was $62.21 per share.
Equity Compensation Plan Information
A table setting forth information with respect to the Company's common shares that may be issued under the Company's equity compensation plans is provided on page 51.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of our common shares under the 2016 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2016 Plan by our shareholders.

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Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

What are you voting on?	We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2016.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be available to make a statement and respond to appropriate questions about their services. Neither the trustees, nor the nominees for trustee have a personal interest in the approval of this proposal.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal.

Your Board recommends a vote "FOR" ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2016.

Fees Paid to the Independent Registered Public Accounting Firm
The following table sets forth the fees billed or expected to be billed to the Company by KPMG LLP for services rendered for the years ended December 31, 2015 and December 31, 2014.

	2015	2014
Audit Fees(1)	$417,500	$469,165
Audit-Related Fees	—	—
Tax Fees(2)	470,318	572,084
All Other Fees	—	—
Total	$887,818	$1,041,249

(1)
Audit fees relate to professional services rendered in connection with the audit of the Company's annual financial statements and internal controls over financial reporting, the review of quarterly financial statements included in the Company's Form 10-Q reports, consents, comfort letters and audit services provided in connection with other statutory and regulatory filings.

(2)
Tax fees relate to professional services rendered in connection with tax preparation and compliance, tax consulting and advice and tax planning, including REIT tax compliance, and U.S. and Canadian tax compliance, as well as fees for tax advisory, planning or consulting services for certain nonrecurring capital structure events. Tax fees for the year ended December 31, 2015 includes $223,918 for tax return preparation and compliance and $246,400 for tax consulting. Accordingly, the

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Company's audit and tax return preparation and compliance fees for fiscal 2015 totaled $641,418, or 72.2% of total fees, and non-audit fees for fiscal 2015 totaled $246,400, or 27.8% of total fees. Tax fees for fiscal 2015 includes approximately $130,000 in fees for tax advisory, planning or consulting services for certain nonrecurring capital structure events, primarily relating to restructuring our Canadian entities due to tax law changes and certain acquisitions. Tax fees for the year ended December 31, 2014 includes $238,234 for tax return preparation and compliance and $333,850 for tax consulting. Accordingly, the Company's audit and tax return preparation and compliance fees for fiscal 2014 totaled $707,399, or 67.9% of total fees, and non-audit fees for fiscal 2014 totaled $333,850, or 32.1% of total fees. Tax fees for fiscal 2014 includes approximately $205,000 in fees for tax advisory, planning or consulting services for certain nonrecurring capital structure events, primarily relating to restructuring our Canadian entities due to tax law changes and certain acquisitions.
Pre-Approval Policies
The Audit Committee has adopted policies which require that the provision of services by the independent registered public accounting firm, and the fees therefore, be pre-approved by the Audit Committee. The policies are more particularly described in the section of this Proxy Statement titled "Company Governance - Audit Committee." The services provided by KPMG LLP in 2015 and 2014 were pre-approved by the audit committee in accordance with those policies.
The Audit Committee considered whether KPMG LLP's provision of tax services in 2015 and 2014 was compatible with maintaining its independence from management and the Company, and determined that the provision of those services was compatible with its independence.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our trustees, executive officers and holders of more than 10% of a registered class of our equity securities and certain other persons, to file reports with the Securities and Exchange Commission regarding their ownership and changes in ownership of our equity securities.
To our knowledge, based solely on a review of Forms 3, 4, 5 and amendments thereto furnished to us and written representations that no other reports were required, during and for the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our trustees, executive officers and greater than 10% beneficial owners were complied with in a timely manner.

2016 Proxy Statement	Page 68

SHARE OWNERSHIP
Share Ownership of Trustees and Management
The following table shows as of March 7, 2016, the number of our shares beneficially owned by each of our trustees, the nominees for trustee and our named executive officers, and by all of the trustees and executive officers as a group. All information regarding beneficial ownership was furnished by the trustees, nominees and executive officers listed below. Unless otherwise indicated, each of our trustees and executive officers listed below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the mailing address for each of our trustees and executive officers listed below is EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Title of Class	Name of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
Common Shares	David M. Brain(3)	489,081	*
Common Shares	Gregory K. Silvers(4)	462,520	*
Common Shares	Morgan G. Earnest II(5)	168,541	*
Common Shares	Mark A. Peterson(6)	149,497	*
Common Shares	Michael L. Hirons(7)	71,057	*
Common Shares	Robert J. Druten(8)	48,127	*
Common Shares	Barrett Brady(9)	43,137	*
Common Shares	Craig L. Evans(10)	30,451	*
Common Shares	Jack A. Newman, Jr.(11)	28,357	*
Common Shares	Peter C. Brown(12)	16,407	*
Common Shares	Thomas M. Bloch(13)	11,279	*
Common Shares	Robin P. Sterneck(14)	7,645	*
Common Shares	All trustees, nominees and executive officers as a group (13 persons)(15)	1,095,520	1.7%
* Less than 1 percent.

(1)
Includes common shares which the named individuals hold and have the right to acquire within 60 days after March 7, 2016 under existing options and common shares issuable to the named individuals upon settlement of nonvested restricted share units that vest within 60 days after March 7, 2016. Also includes nonvested restricted common shares which the named individuals hold because the individuals have voting rights with respect to such shares.

(2)	Applicable percentages are based on 63,339,292 of our common shares outstanding as of March 7, 2016, adjusted as required by the rules promulgated by the SEC.

(3)
Mr. Brain retired from the Company effective March 31, 2015. Pursuant to the Retirement Agreement, all of Mr. Brain's previously issued and outstanding nonvested restricted common shares and options vested or became exercisable. The information reported is based on information available to the Company and may not reflect his current beneficial ownership.

(4)	Amount includes 49,624 common shares indirectly held in a trust, 102,566 common shares issuable upon the exercise of options and 136,287 nonvested restricted common shares.

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(5)	Amount includes 53,661 common shares issuable upon the exercise of options and 76,026 nonvested restricted common shares.

(6)	Amount includes 27,789 common shares indirectly held in a trust with Mr. Peterson's spouse, 39,379 common shares issuable upon the exercise of options and 27,789 nonvested restricted common shares.

(7)	Amount includes 10,215 common shares issuable upon the exercise of options and 45,848 nonvested restricted common shares.

(8)
Amount includes 3,000 common shares indirectly held in an IRA, 12,557 common shares issuable upon the exercise of options and 3,326 common shares issuable upon settlement of nonvested restricted share units. Mr. Druten has pledged a portion of his common shares as collateral for a brokerage margin account.

(9)
Amount includes 9,466 common shares indirectly held in a trust, 12,557 common shares issuable upon the exercise of options and 2,942 common shares issuable upon settlement of nonvested restricted share units.

(10)	Amount includes 1,132 common shares held jointly with Mr. Evans' spouse and 29,319 nonvested restricted common shares.

(11)	Amount includes 7,557 common shares issuable upon the exercise of options and 2,942 common shares issuable upon settlement of nonvested restricted share units.

(12)	Amount includes 6,500 common shares indirectly held in a foundation and 2,942 common shares issuable upon settlement of nonvested restricted share units.

(13)	Amount includes 1,000 common shares indirectly held in a trust and 2,942 common shares issuable upon settlement of nonvested restricted share units.

(14)	Amount includes 2,942 common shares issuable upon settlement of nonvested restricted share units.

(15)
Shares held by all trustees, nominees and executive officers as a group reported in the table include 247,096 common shares that the individuals have the right to acquire under options, 18,036 common shares issuable to the individuals upon settlement of nonvested restricted share units and 411,935 nonvested restricted common shares. The shares held by Mr. Brain have been excluded from the total ownership because he no longer serves as a trustee or executive officer.

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Principal Shareholders
The following table shows as of March 7, 2016, the number of our common shares beneficially owned by each person or group that we know beneficially owns more than 5% of our common shares. Except as stated below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares Outstanding(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	8,922,282	(2)	14.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	7,573,304	(3)	11.9%

(1)	Applicable percentages are based on 63,339,292 of our common shares outstanding as of March 7, 2016, adjusted as required by the rules promulgated by the SEC.

(2)
Based solely on disclosures made by The Vanguard Group, Inc. ("Vanguard") in a report on Schedule 13G/A filed with the SEC on February 10, 2016. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 163,347 common shares, sole dispositive power over 8,799,472 common shares, shared voting power over 48,100 common shares and shared dispositive power over 122,810 common shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 70,218 shares as a result of its serving as investment manager of collective trust accounts, and also reports that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 145,721 shares as a result of its serving as investment manager of Australian investment offerings, and that Vanguard Investments Australia, Ltd. directs the voting of those shares. In addition, Vanguard Specialized Funds - Vanguard REIT Index Fund also filed a Schedule 13G/A with the SEC on February 9, 2016, reporting that it has sole voting power over 4,166,384 common shares, which shares are included in the total number of shares shown held by Vanguard.

(3)
Based solely on disclosures made by BlackRock, Inc. ("BlackRock") in a report on Schedule 13G/A filed with the SEC on January 8, 2016. In the Schedule 13 G/A filed by BlackRock, BlackRock reports having sole voting power over 7,426,931 common shares and sole dispositive power over 7,573,304. Additionally, the Schedule 13G/A filed by BlackRock reports that BlackRock is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

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SHAREHOLDER PROPOSALS, TRUSTEE NOMINATIONS
AND RELATED BYLAW PROVISIONS
What is the deadline to propose actions for consideration at next year's annual meeting of shareholders?
You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Company's proxy statement for the annual meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 2, 2016. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:
Secretary
EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the shareholder must provide the information required by the Company's Bylaws and give timely notice to the Secretary in accordance with the Company's Bylaws, which, in general, require that the notice be received by the Secretary:

•	Not earlier than the close of business on February 10, 2017; and

•	Not later than the close of business on March 10, 2017.
If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company's annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.
How may I recommend or nominate individuals to serve as trustees?
You may propose trustee candidates for consideration by the Board's Nominating/Company Governance Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.
In addition, the Company's Bylaws permit shareholders to nominate trustees for election at an annual shareholder meeting. To nominate a trustee, the shareholder must deliver the information required by the Company's Bylaws.
What is the deadline to propose or nominate individuals to serve as trustees?
A shareholder may send a proposed trustee's candidate's name and information to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.
To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to the Secretary in accordance with the Company's Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on February 10, 2017 and the close of business on March 10, 2017, unless the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company's annual meeting for the prior year, then notice of a shareholder nomination must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

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How may I obtain a copy of the Company's Bylaw provisions regarding shareholder proposals and trustee nominations?
You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating trustee candidates. The Company's Bylaws also are available on the Company's website at www.eprkc.com.
Must the Board of Trustees approve my proposal?
Our Declaration of Trust provides that the submission of any action to the shareholders for their consideration must first be approved by the Board of Trustees.
OTHER MATTERS
As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the shareholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Trustees, or the judgment of the proxy holders if no recommendation is made.
MISCELLANEOUS
Proxy Solicitation
The Company has made these proxy materials available to shareholders in connection with our Board of Trustees' solicitation of proxies for use at the Annual Meeting. We will bear all costs of the solicitation. After the initial mailing of the Notice, proxies may be solicited by mail, telephone, telegram, facsimile, e-mail or personally by trustees, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Notice to the beneficial owners of shares held of record by them, forward printed proxy materials by mail to such beneficial owners who specifically request them and obtain such beneficial owners' voting instructions, and their reasonable out-of-pocket expenses, together with those of our transfer agent, will be paid by us.
Annual Report
We refer you to our Annual Report, containing financial statements for the year ended December 31, 2015, filed with the SEC. Alternatively, you may access our Annual Report on our website at www.eprkc.com. You must not regard the Annual Report as additional proxy solicitation material.
We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, filed with the Securities and Exchange Commission for the year ended December 31, 2015.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans Senior Vice President, General Counsel and Secretary
April 1, 2016

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APPENDIX A

EPR PROPERTIES
2016 EQUITY INCENTIVE PLAN

EPR PROPERTIES
2016 EQUITY INCENTIVE PLAN

SECTION 1
INTRODUCTION

1.1
Establishment. EPR Properties, a Maryland real estate investment trust (the "Company"), hereby adopts the EPR Properties 2016 Equity Incentive Plan (the "Plan"). The Plan was approved by the Company's Board on March 24, 2016 and will become effective with respect to grants of Awards made on or after the Effective Date. All Awards granted on or after the Effective Date of this Plan will be subject to the terms of this Plan. On or after the Effective Date, no new equity awards shall be granted under the Company's 2007 Equity Incentive Plan (the "Prior Plan") or any other Company, shareholder-approved equity incentive plan and all equity awards granted under the Prior Plan before the Effective Date shall remain subject to the terms of the Prior Plan.

1.2
Purpose. The purpose of this Plan is to encourage employees of the Company and its affiliates and subsidiaries, and non-employee trustees of the Company to acquire or increase a proprietary and vested interest in the growth and performance of the Company. The Plan also is designed to assist the Company in attracting and retaining employees, non-employee trustees and consultants by providing them with the opportunity to participate in the success and profitability of the Company.

1.3
Duration. The Plan, as amended and restated herein, shall apply as of the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 15 hereof, until all Shares subject to the Plan shall have been issued, delivered, purchased or acquired according to the Plan's provisions. Unless the Plan shall be reapproved by the shareholders of the Company and the Board renews the continuation of the Plan, no Awards shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Effective Date. The amendment and restatement of the Plan shall not, unless otherwise expressly provided, adversely affect any Former Plan Awards. The termination or expiration of the Plan shall not adversely affect any Awards outstanding on the date of termination or expiration.

SECTION 2
DEFINITIONS

2.1	Definitions. The following terms shall have the meanings set forth below.

"1933 Act" means the Securities Act of 1933.

"1934 Act" means the Securities Exchange Act of 1934.

"Affiliate" of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.
"Award" means a grant made under this Plan in any form, which may include but is not limited to, Options, Dividend Equivalents, Restricted Shares, Restricted Shares Units, Bonus Shares, Deferred Shares, Other Share-Based Awards, Performance Shares, Share Appreciation Rights and Performance Units.

"Award Agreement" means a written or electronic agreement or instrument between the Company and a Holder which evidences an Award and sets forth such applicable terms, conditions, and limitations (including treatment as a Performance Award) as the Committee establishes for the Award.

"Beneficiary" means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated beneficiary or surviving designated beneficiary, the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.

"Board" means the Board of Trustees of the Company.

"Bonus Shares" means Shares that are awarded to a Participant without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary.

"Cause" means, unless otherwise defined in an Award Agreement or otherwise defined in a Participant's employment agreement (in which case such definition will apply) any of the following:

(i)	Participant's conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty;

(ii)
Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed;

(iii)	Participant's habitual neglect of duties, including repeated absences from work without reasonable excuse; or

(iv)	Participant's willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;

provided, however, that for purposes of clauses (ii), (iii) and (iv), "Cause" shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.
"Change in Control" means the first to occur of the following events:

(i)	Incumbent Trustees cease for any reason to constitute at least a majority of the Board.

(ii)
Any "person" (as defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) or "group" (within the contemplation of Section 13(d)(3) of the 1934 Act and Rule 13d-5 thereunder) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) or controls the voting power, directly or indirectly, of shares of the Company representing 25% or more of the Company Voting Securities, other than (1) an acquisition of Company Voting Securities by an underwriter pursuant to an offering of shares by the Company, (2) a Non-Qualifying Transaction, or (3) an acquisition of Company Voting Securities directly from the Company which is approved by a majority of the Incumbent Trustees.

(iii)	A Business Combination, other than a Non-Qualifying Transaction, is consummated.

(iv)	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(v)	The acquisition of direct or indirect Control of the Company by any "person" or "group."

(vi)
Any transaction or series of transactions which results in the Company being "closely held" within the meaning of the REIT provisions of the Code, after any applicable grace period, and with respect to which the Board has either waived or failed to enforce the "Excess Share" provisions of the Company's Amended and Restated Declaration of Trust.

For purposes of this Change in Control definition:

A.	"Company Voting Securities" shall mean the outstanding shares of the Company eligible to vote in the election of trustees of the Company.

B.	"Company 25% Shareholder" shall mean any "person" or "group" which beneficially owns or has voting control of 25% or more of the Company Voting Securities.

C.
"Business Combination" shall mean a merger, consolidation, acquisition, sale of all or substantially all of the Company's assets or properties, statutory share exchange or similar transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for the transaction itself or the issuance or exchange of securities in the transaction.

D.
"Incumbent Trustees" shall mean (1) the trustees of the Company as of the Effective Date or (2) any trustee elected subsequent to the Effective Date whose election or nomination was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by specific vote or approval of a proxy statement of the Company in which such person is named as a nominee for trustee).

E.
"Parent Corporation" shall mean the ultimate parent entity that directly or indirectly has beneficial ownership or voting control of a majority of the outstanding voting securities eligible to elect directors or trustees of a Surviving Corporation.

F.	"Surviving Corporation" shall mean the entity resulting from a Business Combination.

G.
"Non-Qualifying Transaction" shall mean a Business Combination in which all of the following criteria are met: (1) more than 50% of the total voting power of the Surviving Corporation or, if applicable, the Parent Corporation, is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, is represented by shares into which the Company Voting Securities were converted pursuant to the Business Combination and held in substantially the same proportion as the Company Voting Securities were held immediately prior to the Business Combination), (2) no "person" or "group" (other than a Company 25% Shareholder or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) would become the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and no Company 25% Shareholder would increase its percentage of such total voting power as a result of the transaction, and (3) at least a majority of the members of the board of directors or similar governing body of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Trustees at the time of the Board's approval of the Business Combination.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any "person" or "group" acquires beneficial ownership or voting control of more than 25% of the Company Voting Securities as a result of any acquisition of Company Voting Securities by the Company, but if after that acquisition by the Company the "person" or "group" becomes the beneficial owner or obtains voting control of any additional Company Voting Securities, a Change in Control shall be deemed to occur unless otherwise exempted as set forth above.
"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.
"Committee" means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee shall be the Compensation and Human Capital Committee of the Board which is delegated all of the Board's authority under this Plan as contemplated by clause (ii) above.

"Company" means EPR Properties, a Maryland real estate investment trust, and any successor thereto.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

"Covered Employee" means an Employee that meets the definition of "covered employee" under Code Section 162(m)(3).

"Date of Grant" or "Grant Date" means, with respect to any Award, the date as of which such Award is granted under the Plan.

"Deferred Shares" means Shares that are awarded to a Participant on a deferred basis pursuant to Section 9.4.

"Disabled" or "Disability" means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Share Option and the period of time following a separation from service in which a Holder may exercise such Incentive Share Option, "disabled" shall have the same meaning as defined in section 22(e)(3) of the Code.

”Dividend Equivalents" has the meaning ascribed in Section 4.6.

"Effective Date" means May 12, 2016.

"Eligible Employees" means all Employees (including officers and trustees who are also Employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company depends, or will depend, for the successful conduct of the Company's business.

"Employee" means a common law employee of the Company or an Affiliate.

"Executive Officer" means (i) each of the Chief Executive Officer, Chief Financial Officer and president of the Company, any vice president of the Company, including any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company, (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company, and (iii) any Person designated or identified by the Board as being an Executive Officer for purposes of the 1933 Act or the 1934 Act, including any Person designated or identified by the Board as being a Section 16 Person.

"Fair Market Value" means, as of any date, the value of a Share determined in good faith, from time to time, by the Committee in its sole discretion, and for this purpose the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Share from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. In the event that the Shares of the Company are traded on a national securities exchange, the Committee may determine that the Fair Market Value of the Share shall be based upon the closing price on the trading day before, the trading day of, or the first trading day after the applicable date, or any other reasonable method using actual transactions in such Shares as reported by such market and consistently applied.

"Holder" means a Participant, Beneficiary or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant has been granted to such individual, (ii) in the case of a Beneficiary has been transferred to such person under the laws of descent and distribution, or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and, with respect to all of the above clauses (i), (ii) and (iii), such Award Agreement has not expired, been canceled, or been terminated. "Incentive Share Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

"Nonqualified Share Option" means any Option to purchase Shares that is not an Incentive Share Option.

"Option" means a right to purchase Shares at a stated price for a specified period of time. Such definition includes both Nonqualified Share Options and Incentive Share Options.

"Optionee" shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Optionee will not be the same person as the Holder of the Option.

"Option Agreement" or "Option Award Agreement" means a written agreement or instrument between the Company and a Holder evidencing an Option.

"Option Exercise Price" means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).
"Other Share-Based Award" means any award of Shares or payment of cash that is valued in whole or in part by reference to, or is otherwise based on, Shares, other property, or achievement of performance metrics or measures.

"Participant" means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

"Performance Award" means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section 10) to a Participant pursuant to Section 10.

"Performance Period" means the period of time as specified by the Committee during which any performance goals are to be measured.

"Performance Shares" means an Award made pursuant to Section 9 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of performance targets during a Performance Period.

"Performance Units" means an Award made pursuant to Section 9 which entitles a Holder to receive cash, Shares or a combination thereof based on the achievement of performance goals during a Performance Period.

"Permitted Transferee" has the meaning ascribed in Section 12.3.

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

"Plan" means the EPR Properties 2016 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

"Restricted Shares" means Shares granted under Section 8 that are subject to those restrictions set forth therein and the Award Agreement.

"Restricted Shares Unit" means an Award granted under Section 8 evidencing the Holder's right to receive a Share (or, at the Committee's discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.

"Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act.

"SAR" or "Share Appreciation Right" means an Award that is designated as a SAR pursuant to Section 7.

"SAR Holder" shall have the meaning as set forth in Section 7.2.
"Section 16 Person" means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.

"Service Provider" means an Eligible Employee, a non-employee trustee of the Company or consultant of the Company. Solely for purposes of Substitute Awards, the term Service Provider includes any current or former Employee or non-employee director or trustee of an Acquired Entity (as defined in the definition of Substitute Awards) who holds Acquired Entity Awards (as defined in the definition of Substitute Awards) immediately prior to the Acquisition Date (as defined in the definition of Substitute Awards).

"Shares" means the common shares, par value $.01 per share, of beneficial interest in the Company.

"Subsidiary" means (i) in the case of an Incentive Share Option a "subsidiary corporation," whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in clause (i), a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

"Substitute Award" means an Award granted under the Plan in substitution for shares or share-based awards ("Acquired Entity Awards") held by current and former employees or former non-employee directors or trustees of another corporation or entity who become Service Providers as the result of a merger or consolidation of the employing corporation or other entity (the "Acquired Entity") with the Company, a Subsidiary, or an Affiliate, or the acquisition by the Company, a Subsidiary, or an Affiliate, of property or stock of, or other ownership interest in, the Acquired Entity immediately prior to such merger, consolidation, or acquisition ("Acquisition Date") as agreed to by the parties to such corporate transaction and as may be set forth in the definitive purchase agreement. The limitations of Section 4.1 and Section 5.5 on the number of Shares reserved or available for grants, and the limitations under Sections 6.2 and 7.1 with respect to the Option Exercise Prices and SAR exercise prices, shall not apply to Substitute Awards. Any issuance of a Substitute Award which relates to an Option or an SAR shall be completed in conformity with the rules under Section 409A of the Code ("Code Section 409A") relating to the substitutions and assumptions of stock rights by reason of a corporate transaction.

"Vested Option" means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.

2.2
General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (iii) the word "including" and words of similar import when used in this Plan shall mean "including, without limitation," unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local statute or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires.

SECTION 3
PLAN ADMINISTRATION

3.1
Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more trustees of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under section 162(m) of the Code ("Code Section 162(m)"), the Committee shall consist of two or more trustees of the Company, all of whom shall qualify as "outside directors" within the meaning of Code Section 162(m).

3.2
Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)	select the Service Providers to whom Awards may from time to time be granted hereunder;

(b)	determine the type or types of Awards to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)	determine the terms and conditions of any Award, including any vesting, payment, settlement, cancellation, exercise, forfeiture or surrender terms of any Award;

(e)	determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property;

(f)
determine, as to all or part of any Award as to any Participant, at the time the Award is granted or anytime thereafter, that the exercisability, vesting, payment, or settlement of an Award shall be accelerated upon a Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee;

(g)
to determine that Awards shall continue to become exercisable, vested, settled, or paid in full or in installments after termination of employment, to extend the period for exercise of Options or SARs following termination of employment (but not beyond ten (10) years from the Grant Date of the Option or SAR) or to provide that any Restricted Share Award, Restricted Share Unit Award, Performance Unit Award, Performance Share Award, or Other Share-Based Award shall in whole or in part not be forfeited upon Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee, provided the Committee shall consider potential tax consequences in making any such determinations or taking any such actions;

(h)
taking into account the desirability of satisfying the performance-based compensation exception under Code Section 162(m), if a Participant is promoted, demoted, or transferred to a different business unit of the Company during a Performance Period, make adjustments to any performance goals, the applicable Performance Period, or eliminate or cancel the Award, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate in order to make the outstanding Award appropriate and comparable to the initial Award;

(i)
determine whether, and to what extent, and under what circumstance Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(j)	correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;

(k)
grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of the Company, provided that any such replacement grant that would be considered a repricing shall be subject to shareholder approval;

(l)
cause the forfeiture of any Award or recover any Shares, cash, or other property attributable to an Award for violations of and in accordance with any Company ethics policy or pursuant to any Company compensation clawback policy, in each case, in effect on the Effective Date or as adopted or amended thereafter;

(m)
with the consent of the Holder, amend any Award Agreement at any time; provided that the consent of the Holder shall not be required for any amendment (i) that, in the Committee's determination, does not materially adversely affect the rights of the Holder, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n)
modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(o)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3
Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that, pursuant to such delegation or subdelegation, only a member of the Board (or a committee thereof) may grant Awards from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board or the Committee; provided that no such grants shall be made other than by the Board or the Committee to individuals who are then Section 16 Persons or other than by the Committee to individuals who are then or are deemed likely to become a "covered employee" within the meaning of Code Section 162(m). A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.4
Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any shareholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as trustees, be fully protected by the Company with respect to any such action, determination or interpretation.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1
Number of Shares. Subject to adjustment as provided in Section 4.3 and subject to the maximum amount of Shares that may be granted to an individual in a single calendar year as set forth in Sections 5.5 or 5.6, no more than a total of One Million Nine Hundred Fifty Thousand (1,950,000) Shares (the "Maximum Share Limit"), are authorized for issuance under this Plan in accordance with its provisions and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Share required to satisfy Substitute Awards shall not count against the Maximum Share Limit. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine; provided, however, the maximum number of Shares that may be issued pursuant to Incentive Share Options (other than Shares issued under an Incentive Share Option which was a Substitute Award) shall be the Maximum Share Limit. Subject to Section 4.2 below, Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Shares, or as treasury Shares, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2
Unused and Forfeited Shares. Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that expires or is terminated for any reason, shall again be available for grant under the Plan. Even if an SAR is settled in Shares, the entire number of Shares subject to the SAR (and not just the Shares delivered in settlement of an SAR) shall cease to be available for grant under the Plan. Shares subject to an Award granted hereunder that are withheld or applied as payment in connection with the exercise of an Award (including the withholding of Shares on the exercise of an Option that is settled in Shares) or the withholding or payment of taxes related thereto, shall also count against the Maximum Share Limit and no longer be available for grant under the Plan. Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised, and any Shares retained by the Company pursuant to Section 16.2 shall be considered as having been granted for purposes of determining whether the Maximum Share Limit provided for in Section 4.1 has been reached.

4.3
Adjustments in Authorized Shares. If, without the receipt of consideration therefor by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a share dividend or any other distribution upon such Shares payable in Shares, or through a share split, spin-off, extraordinary cash dividend, subdivision, consolidation, combination, reclassification or recapitalization involving the Shares, or any similar corporate event or transaction, such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then in relation to the Shares that are affected by one or more of the above events, (i) the numbers, rights and privileges, and kinds of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the Option Exercise Price or SAR exercise price applicable to outstanding Awards, shall be increased, decreased or changed in like manner, as if the Shares underlying the Award had been issued and outstanding, fully paid and nonassessable at the time of such occurrence. The manner in which Awards are adjusted pursuant to this Section 4.3 is to be determined by the Board or the Committee; provided that all adjustments must be determined by the Board or Committee in good faith, and must be effectuated so as to preserve the value that any Participant has in outstanding Awards as of the time of the event giving rise to any potential dilution or enlargement of rights.

4.4	General Adjustment Rules.

(a)
If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b)
In the case of any such substitution or adjustment affecting an Option (including a Nonqualified Share Option) or an SAR, such substitution or adjustment shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.

4.5
Reservation of Rights. Except as provided in this Section 4, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any Award (including the Option Exercise Price or SAR exercise price of Shares subject to an Option or an SAR). The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

4.6
Dividend Equivalents. Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, shares, or other property in lieu of dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

4.7
Clawback Policy. Any Award granted under the Plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to its executives under certain circumstances. Any Participant or Holder receiving an Award acknowledges that the Award may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with Dodd Frank or as set forth in an Award Agreement.

SECTION 5
PARTICIPATION

5.1
Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, have performed, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives.

5.2
Types of Grants; Limits. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Award. Under no circumstance shall Incentive Share Options be granted to (i) non-employee trustees, or (ii) any person not permitted to receive Incentive Share Options under the Code.

5.3
Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the applicable Award terms, conditions, rights and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless provided for in a particular Award Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

5.4
Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Award Agreement, will be binding on the Participant.

5.5
Maximum Annual Award. The maximum number of Shares with respect to which an Award or Awards (including any Options, SARs, Restricted Shares, Restricted Share Units, Bonus Shares, Performance Shares, Other Share-Based Awards or Performance Units (or any other Award which is denominated in Shares) may be granted to any Participant in any one taxable year of the Company (the "Maximum Annual Participant Award") shall not exceed Five Hundred Thousand (500,000) Shares (subject to adjustment pursuant to Sections 4.3 and 4.4).

5.6
Non-Employee Trustee Sublimit. Subject to adjustment as provided in Section 4.3, notwithstanding any of the foregoing, no non-employee trustee may be granted Awards of Options, SARs, Restricted Shares, Restricted Share Units, Bonus Shares, Performance Shares, or Performance Units (or any other Award which is denominated in Shares) with respect to a number of Shares in any one (1) calendar year which, when added to the Shares subject to any other Award denominated in Shares granted to such non-employee trustee in the same calendar year, shall exceed Twenty Thousand (20,000) Shares; provided, however, for purposes of the foregoing limitation, (a) any Deferred Shares shall count against the limit only during the calendar year in which such Shares are initially deferred and not in the calendar year in which the Deferred Shares are ultimately issued and (b) no Shares under any Award or portion thereof which is made pursuant to an election made by a Non-Employee Trustee to receive his or her Non-Employee Trustee compensation in the form of an Award under the Plan rather than in cash shall count against the limit in this Section 5.6.

SECTION 6
SHARE OPTIONS

6.1
Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Share Option or a Nonqualified Share Option. The Committee may grant both an Incentive Share Option and a Nonqualified Share Option to the same Participant at the same time or at different times. Incentive Share Options and Nonqualified Share Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2
Option Agreements. Each Option granted under the Plan shall be evidenced by an Option Award Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the "Optionee"), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

(a)
Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Share Options are exercisable for the first time by any Optionee during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Share Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Share Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Share Option.

(b)
Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but, except with respect to an Option issued in connection with a Substitute Award, in no event shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Share on the Option's Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Share Option granted to an Eligible Employee who then owns Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company or any parent or Subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Share subject to the Incentive Share Option on the Option's Grant Date.

(c)
Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the Option's Grant Date; provided, however, that the Option Period of an Incentive Share Option granted to an Eligible Employee who then owns Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company must expire not more than five years from the Option's Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d)	Post-Service Option Exercise Rules.

(i)
Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Optionee ceases to be a Service Provider and may provide for different periods of time depending upon whether such cessation as a Service Provider was on account of the Participant's death, Disability, voluntary resignation, retirement, cessation as a trustee, or the Company having terminated such Optionee's employment with or without Cause or for any other stated reason.

(ii)
In the case of a Participant that is an Employee, a termination of service shall not occur if the Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Employee's right to reemployment with the Company or an Affiliate is provided either by statute or by contract.

(iii)
In the case of a Participant that is both an Employee and a trustee, a Participant's cessation as an Employee but continuation as a trustee of the Company will not constitute a termination of service under the Plan. Unless an Option Agreement provides otherwise, a Participant's change in status from serving as an employee and/or trustee will not be considered a termination of the Participant serving as a Service Provider for purposes of any Option expiration period under the Plan.

(iv)	If, within the period of time specified in the Option Award Agreement following the Option Holder's termination of employment, an Option Holder is prohibited by law or a Company's insider trading policy from exercising any Nonqualified Share Option, the period of time during which such Option may be exercised will automatically be extended until the thirtieth (30th) day following the date the prohibition is lifted. Notwithstanding the immediately preceding sentence, in no event shall the Option exercise period be extended beyond the tenth (10th) anniversary of the Option's Grant Date.

(e)
Transferability. Except to the extent permitted by the Committee pursuant to 12.3, Options shall not be transferable by the Optionee except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Optionee's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Optionee, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.

(i)
Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company, or his or her designee(s), a written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary, or his or her designee(s), and payment to the Company. The purchase of such Shares shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Shares shall be paid in full by any of the methods or any combination of the methods set forth in clause (ii) below.

(ii)
The Option Exercise Price may be paid by cash or certified bank check, and, in the Committee's sole discretion, by any other additional method permitted by the Committee including the following additional methods:

A.
By delivery to the Company Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Shares used as payment of the Option Exercise Price;

In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;

B.
For any Nonqualified Share Option, by a "net exercise" arrangement pursuant to which the Company will not require a payment of the Option Exercise Price but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that has a fair market value on the date of exercise that does not exceed the aggregate Option Exercise Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Holder;

C.
For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

D.	Any combination of the methods of consideration payment provided in this clause (ii).

(iii)	The Company may not guarantee a third-party loan obtained by a Holder to pay any portion of the entire Option Exercise Price of the Shares.

(g)	Date of Grant. Unless otherwise specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)	Withholding.

(A)
Nonqualified Share Options. Upon any exercise of a Nonqualified Share Option, the Optionee shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Shares or by withholding Shares to be issued under the Option, as provided in Section 16 hereof.

(B)
Incentive Share Options. In the event that an Optionee makes a disposition (as defined in Code section 424(c)) of any Shares acquired pursuant to the exercise of an Incentive Share Option prior to the later of (i) the expiration of two years from the date on which the Incentive Share Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Participant shall send written or electronic notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Optionee shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable Federal and state income tax laws.

(i)
Adjustment of Options. Subject to the limitations set forth below and those contained in Section 4, Section 6 and Section 15, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or regrant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule, or exercise period) that differ from the terms and conditions of the original Option; provided, however, except as permitted under Section 11, the Committee may not, without shareholder approval (i) amend an Option to reduce its Option Exercise Price, (ii) cancel an Option and regrant an Option with an Option Exercise Price lower than the original Option Exercise Price of the cancelled Option, (iii) cancel an Option in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of "repricing" an Option, as defined under the rules of the established stock exchange or quotation system on which the Shares are then listed or traded if such Exchange's or quotation system's rules define what constitutes a repricing. Other than with respect to a modification that a reasonable person would not find to be a material adverse change in an Optionee's rights under an Option, the Committee also may not adversely affect the rights of any Optionee to previously granted Options without the consent of such Optionee. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension, or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code Section 409A.

(j)
Modification, Extension, and Assumption of Options. Within the limitations of the Plan and Code Section 409A, the Committee may modify, extend, or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the same or a different number of Shares and at the same or a different Option Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

6.3
Shareholder Privileges. No Holder shall have any rights as a shareholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Shares, except as provided in Section 4.

SECTION 7
SHARE APPRECIATION RIGHTS

7.1
Grant of SARs. Subject to the terms and conditions of this Plan, an SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee in its sole discretion.

(a)	Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitations imposed in this Plan and by applicable law.

(b)
Exercise Price and Other Terms. Except with respect to SARs issued in connection with a Substitute Award, all SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs' Date of Grant. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan.

(c)
Duration of SARs. Each SAR Award Agreement shall state the period of time, determined by the Committee, within which the SARs may be exercised by the Holder (the "SAR Period"). The SAR Period must expire, in all cases, not more than ten (10) years from the SAR Grant Date.

7.2
SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written or electronic SAR Award Agreement which shall be entered into by the Company and the Participant to whom the SAR is granted (the "SAR Holder"), and which shall specify the exercise price per share, the terms of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.

7.3	Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine.

7.4
Expiration of SARs. Each SAR Award Agreement shall expire on the earlier of (i) the tenth (10th) anniversary of the SAR's Date of Grant, or (ii) after the period of time, if any, determined by the Committee, within which the SAR may be exercised after an SAR Holder ceases to be a Service Provider. The SAR Award Agreement may provide for different periods of time following an SAR Holder's cessation as a Service Provider during which the SAR may be exercised depending upon whether such cessation as a Service Provider was on account of the Participant's death, Disability, voluntary resignation, cessation as a trustee, or the Company having terminated such SAR Holder's employment with or without Cause.

7.5
Adjustment of SARs. Subject to the limitations set forth below and those contained in Sections 7 and 15, the Committee may make any adjustment in the SAR exercise price, the number of Shares subject to, or the terms of, an outstanding SAR and a subsequent granting of an SAR by amendment or by substitution of an outstanding SAR. Such amendment, substitution, or regrant may result in terms and conditions (including SAR exercise price, number of Shares covered, vesting schedule, or exercise period) that differ from the terms and conditions of the original SAR; provided, however, except as permitted under Section 11, the Committee may not, without shareholder approval (i) amend an SAR to reduce its exercise price, (ii) cancel an SAR and regrant an SAR with an exercise price lower than the original SAR exercise price of the cancelled SAR, (iii) cancel an SAR in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of "repricing" an SAR, as defined under the rules of the established stock exchange or quotation system on which the Company Shares is then listed or traded. The Committee also may not adversely affect the rights of any SAR Holder to previously granted SARs without the consent of such SAR Holder. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension, or renewal of an SAR shall be effected such that the SAR is either exempt from, or is compliant with, Code Section 409A.

7.6
Payment of SAR Amount. Upon exercise of a SAR relating to one or more Shares, a Holder shall be entitled to receive payment from the Company in an amount equal to the aggregate positive difference between the Fair Market Value of the Share(s) for which an SAR exercise is being made over the aggregate exercise price of such SARs. At the Committee's discretion, the payment upon an SAR exercise may be in whole Shares of equivalent value, cash, or a combination of whole Shares and cash. Fractional Shares shall be rounded down to the nearest whole Share.

SECTION 8
AWARDS OF RESTRICTED SHARE AND RESTRICTED SHARE UNITS

8.1
Restricted Share Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Service Provider in such amounts as the Committee shall determine.

8.2
Restricted Share Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee may grant a Service Provider Restricted Share Units in connection with or separate from a grant of Restricted Shares. Upon the vesting of Restricted Share Units, the Holder shall be entitled to receive the full value of the Restricted Share Units payable in either Shares or cash.

8.3
Restrictions. A Holder's right to retain Restricted Shares or be paid with respect to Restricted Share Units shall be subject to such restrictions, including him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Shares or Restricted Share Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Share Award. Any grant of Restricted Shares or Restricted Share Units shall contain terms such that the Award is either exempt from Code Section 409A or complies with such section.

8.4
Privileges of a Shareholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Shares. The Committee may provide that any dividends paid on Restricted Shares prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Restricted Shares. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Restricted Shares held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant's right to sell, encumber or otherwise transfer such Restricted Shares shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12.2 hereof. The Committee may determine that a Holder of Restricted Shares Units is entitled to receive Dividend Equivalent payments on such units. If the Committee determines that Restricted Shares Units shall receive Dividend Equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Shares Units shall not have any voting rights.

8.5	Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

(a)	Holding the Restricted Shares in book entry form in the name of the Participant until the applicable Vesting Date(s), at which time such Shares will be delivered to the Participant;

(b)	Registering the Restricted Shares in the name of the Participant and having the Participant deposit such Restricted Shares, together with a share power endorsed in blank, with the Company;

(c)	Placing a legend on the Share certificates, as applicable, referring to restrictions;

(d)
Requiring that the Share certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Restricted Shares on behalf of the Holder while the restrictions remain in effect; or

(e)
Inserting a provision into the Restricted Shares Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

8.6	Termination of Service. Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party (in which case such provisions will apply), in the event of the death or Disability of a Participant, all service period and other restrictions applicable to Restricted Shares Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 11, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Shares Awards as to which the service period or other vesting conditions for have not been satisfied shall be forfeited.

SECTION 9
PERFORMANCE SHARES, PERFORMANCE UNITS, BONUS SHARES, OTHER SHARE-BASED AWARDS AND DEFERRED SHARES

9.1	Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

9.2
Terms of Performance Shares or Performance Units. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Period. Each grant of a Performance Share or Performance Unit Award shall be subject to additional terms and conditions not inconsistent with the provisions of the Plan. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Shares or some combination.

9.3
Bonus Shares. The Committee is authorized, subject to limitations under applicable law, to make such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (i) Bonus Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, or (ii) any award of Shares or payment of cash that is valued in whole or in part by reference to, or are otherwise based on, Shares, other property, or achievement of performance metrics or measures ("Other Share-Based Awards"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Bonus Shares or Other Share-Based Awards, subject to such minimum consideration as may be required by applicable law.

9.4
Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Participant, or permit any Participant to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Participant may be eligible to receive from the Company or a Subsidiary. In no event shall any Deferred Shares relate to the exercise of an Option or a SAR. Any Award Agreement or other Company-sponsored deferred compensation plan relating to the grant of Deferred Shares shall separately contain the requisite terms and conditions such that the Deferred Shares Award complies with Code Section 409A; provided, however, in all cases except as may otherwise be expressly provided for under the other plan, any Shares issued upon the settlement and payment of any Deferred Shares shall be under and pursuant to this Plan. Unless otherwise expressly specified in another plan or agreement, any credited right to receive a Share under a Company-sponsored nonqualified deferred compensation plan or agreement, whether credited due to an election to defer compensation or due to the conversion of Dividend Equivalents into additional Shares, shall be a Deferred Share under this Plan and issuable under the terms and conditions set forth herein.

SECTION 10
PERFORMANCE AWARDS; SECTION 162(m) PROVISIONS

10.1
Terms of Performance Awards. Except as provided in Section 11, Performance Awards will be issued or granted, or become vested, settled or payable, only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period and the amount of the Award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. When the Committee determines whether a performance goal has been satisfied for any Performance Period, the Committee, where the Committee deems appropriate, may make such determination using calculations which alternatively include and exclude one, or more than one, event or transaction that the Committee considers to be either of an unusual nature or of a type that indicates infrequency of occurrence (under generally accepted accounting principles (United States) (“GAAP”) and as described in Financial Accounting Standards Board Accounting Standards Subtopic 225-20 (or any successor provision) or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year, and the Committee may determine whether a performance goal has been satisfied for any Performance Period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-recurring items, including the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including any factors that could result in the Company's paying non-deductible compensation to an Employee or non-employee trustee).

10.2
Performance Goals. If an Award is subject to this Section 10, then the lapsing of restrictions thereon, or the vesting thereof, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units and, where applicable, in the aggregate or on a per-Share basis:

(a)
Earnings including earnings per share, earnings before interest, earnings before interest and taxes, earnings before interest, taxes, and depreciation, or earnings before interest, taxes, depreciation, and amortization and in the case of any of the foregoing, such goal may be adjusted to further exclude items in order to measure achievement of specific performance goals, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation, and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes; acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on nonmonetary transactions);

(b)	Funds from Operations (FFO), Funds from Operations (as adjusted), and Adjusted Funds from Operations;

(c)	Net income or loss;

(d)	Cash available for distribution per share;

(e)	Investment spending;

(f)	Cash flow provided by operations;

(g)	Free cash flow;

(h)	Reductions in expense levels or expense management;

(i)	Operating and maintenance cost management and employee productivity;

(j)	Return measures (including on assets, equity or invested capital);

(k)	Share price (including attainment of a specified per-Share price during the Performance Period; growth measures or attainment by the Shares of a specified price for a specified period of time);

(l)
Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets, and goals relating to acquisitions or divestitures;

(m)	Market share;

(n)	Total shareholder return;

(o)	Working capital;

(p)	Gross margin;

(q)	Operating Profit;

(r)	Book value per-Share;

(s)	Growth or rate of growth of any of the above business criteria;

(t)	Achievement of business or operational goals such as business development;

(u)	Accomplishments of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions;

provided that applicable performance goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by the Company's shareholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m). As established by the Committee, the incentive goals may include GAAP and non-GAAP financial measures.

10.3
Adjustments. Notwithstanding any provision of the Plan other than Section 4.3 or Section 11, with respect to any Award that is subject to this Section 10, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the Participant's death, disability, Change in Control, or other special circumstance determined by the Committee in which the Committee determines such adjustment will not negatively affect the Company's ability to deduct any compensation under Code Section 162(m) or the Committee determines that such compensation is to no longer qualify for any performance-based compensation exception under Code Section 162(m).

10.4
Other Restrictions. If applicable because the Company is subject to Code Section 162(m)'s limitations on deductible compensation, the Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Code Section 162(m)(4)(B).

10.5
Section 162(m) Limitations. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

10.6	Maximum Annual Award. See Section 5.5 for the maximum number of Shares with respect to an Award or Awards that may be granted to any Participant in any one (1) calendar year.

SECTION 11
CORPORATE TRANSACTIONS

11.1
Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event of a Change in Control all Awards then outstanding shall become fully exercisable, fully vested or fully payable, as the case may be, and all restrictions (other than restrictions imposed by law) and conditions on all Awards then outstanding shall be deemed satisfied as of the date of the Change in Control.

11.2
In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to take any one or more of the following actions:

(a)	Continuation of the Award by the Company (if the Company is the surviving corporation);

(b)
Cancellation of the Award and a payment to the Participant with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the underlying Fair Market Value of the Share underlying the Award or, in the case of an Option or SAR, an amount equal to the greater of (i) the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by a holder of a Share as a result of the transaction, over (B) the per-Share Option Exercise Price or SAR exercise price (such excess, the "Spread") or (ii) the Black-Scholes value (or other value determined by application of a binomial option valuation model) of the Option or SAR no more than 15 trading days before the date of cancellation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to such Fair Market Value or Spread, respectively. In addition, any escrow, holdback, earnout, or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Fair Market Value or Spread applicable to an Award is zero (0) or a negative number, then the Award may be cancelled without making a payment to the Participant.

(c)	Without reducing the economic value of outstanding Awards, modify the terms and conditions for the exercise of, or settlement of, outstanding Awards granted hereunder;

(d)
Provide for the purchase by the Company of any Award, upon the Participant's request, for, with respect to an Option or SAR, an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable, or, in the case of Restricted Shares or Restricted Share Units, the Fair Market Value of such Shares or Units;

(e)
Provide that Options or SARs granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options or SARs will expire. Any exercise of the Option or SAR in connection with such event may be contingent upon the closing of such transactions;

(f)	Make such adjustment to any Award that is outstanding as the Committee or Board deems appropriate to reflect such Change in Control or corporate event; or

(g)
Cause any Award then outstanding to be assumed, or new rights of equivalent economic value substituted therefore, by the acquiring or surviving corporation, and if any assumption or substitution occurs with respect to an Option or a SAR, such substitution occurs in a manner that complies with Code Section 424(a).

Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.
SECTION 12
RIGHTS OF EMPLOYEES; PARTICIPANTS

12.1
Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant's services as a Service Provider shall be determined by the Committee at the time.

12.2
Nontransferability. Except as provided in Section 12.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Holder's rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options or SARs may be made by, the Holder's legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. "Transfers" shall not be deemed to include transfers to the Company or "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.

12.3
Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred without consideration other than nominal consideration to, exercised by and paid to certain persons or entities related to a Participant, including members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions (a "Permitted Transferee"). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Share Options shall only be transferable to the extent permitted in section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.

SECTION 13
GENERAL RESTRICTIONS

13.1
Investment Representations. The Company may require any person to whom an Award is granted, as a condition to receiving Shares under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Shares subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Shares.

13.2	Compliance with Securities Laws.

(a)
Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(b)
Each Holder who is a trustee or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Shares.

13.3
Share Restriction Agreement. The Committee may provide that Shares issuable in connection with an Award shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such Shares, (ii) specific rights or limitations with respect to the Participant's ability to vote such Shares, or (iii) a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive a Participant's cessation or termination as a Service Provider.

SECTION 14
OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment or vesting of any other Award shall not constitute "earnings" with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance, or salary continuation plan or other employee benefit plan of the Company, or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.
SECTION 15
PLAN AMENDMENT, MODIFICATION AND TERMINATION

15.1
Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

15.2
Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

15.3
Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to a Holder's employment being terminated for Cause and Section 15.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.

SECTION 16
WITHHOLDING

16.1
Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option or SAR, or upon the vesting, settlement, or issuance of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax (including Social Security and Medicare taxes) withholding requirements.

16.2
Satisfaction of Withholding Requirement. The Committee may, in its sole discretion, provide that when taxes are to be withheld in connection with the exercise, vesting, settlement, or issuance of an Award, the Holder may elect to make payment for the withholding taxes, by one or a combination of the following methods:

(a)	payment of an amount in cash equal to the amount to be withheld;

(b)	payment by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value in an amount equal to the amount to be withheld;

(c)	requesting that the Company withhold from the Shares otherwise issuable to the Holder Shares having a value equal to their then Fair Market Value and equal to the amount to be withheld; and

(d)	withholding from any other compensation otherwise due to the Holder.

16.3
Withholding with Shares. To the extent the Committee permits withholding through either the payment of previously acquired Shares or withholding from the Shares otherwise issuable to the Holder, any such withholding shall be in accordance with any rules or established procedures for election by Participants or Holders including any rules or restrictions relating to the period of time any previously acquired Shares have been held or owned, the timing of any elections, the irrevocability of any elections, or any special rules relating to a Participant who is an officer or trustee of the Company within the meaning of Section 16 of the 1934 Act.

SECTION 17
NONEXCLUSIVITY OF THE PLAN

17.1
Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board or of the Committee to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board or the Committee, as the case may be, may deem necessary or desirable, or to preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees or non- employee trustees generally, or to any class or group of employees or non-employee trustees, which the Company now has lawfully put into effect, including any retirement, pension, savings and share purchase plan, insurance, death, and disability benefits and executive short-term incentive plans.

SECTION 18
REQUIREMENTS OF LAW

18.1
Requirements of Law. The issuance of Shares and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise, receipt of benefits or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.

18.2	Code Section 409A.

(a)
This Plan is intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed, and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.

(b)
If an Award provides for payments or benefits that (i) constitute a "deferral of compensation" within the meaning of Code Section 409A, and (ii) are triggered upon a termination of employment, then to the extent required to comply with Section 409A, the phrases "termination of employment," "separation from service," or words and phrases of similar import, shall be interpreted to mean a "separation from service" within the meaning of Code Section 409A.

(c)
If a Participant was a "specified employee," then to the extent required in order to comply with Code Section 409A, all payments, benefits, or reimbursements paid or provided under any Award that constitute a "deferral of compensation" within the meaning of Code Section 409A, that are provided as a result of a "separation from service" within the meaning of Section 409A and that would otherwise be paid or provided during the first six (6) months following such separation from service shall be accumulated through and paid or provided (together with interest at the applicable federal rate under section 7872(f)(2)(A) of the Code in effect on the date of the separation from service) on the first business day that is more than six (6) months after the date of the separation from service (or, if the Participant dies during such six (6) month period, within ninety (90) days after the Participant's death).

(d)
To the extent that payment of an amount that constitutes a "deferral of compensation" within the meaning of Code Section 409A is contingent upon the Participant executing a release of claims against the Company, the release must be executed by the Participant and become effective and irrevocable in accordance with its terms no later than the earlier of (i) the date set forth in the Award, or (ii) fifty-five (55) days following separation from service.

(e)
To the extent that any payment of an amount that constitutes a "deferral of compensation" within the meaning of Code Section 409A and is scheduled to be paid in the form of installment payments, such payment form shall be deemed to be a right to a series of separate payments as described in Treasury Regulations § 1.409A 2(b)(2)(iii).

(f)	To the extent that any Award is subject to Code Section 409A, any substitution of such Award may only be made if such substitution is made in a manner permitted and compliant with Code Section 409A.

(g)
In no event will the Company or any Affiliate have any liability to any Participant with respect to any penalty or additional income tax imposed under Code Section 409A even if there is a failure on the part of the Company or Committee to avoid or minimize such Section's penalty or additional income tax.

18.3
Rule 16b-3. Each transaction under the Plan is intended to comply with all applicable conditions of Rule 16b-3 to the extent Rule 16b-3 reasonably may be relevant or applicable to such transaction. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

18.4
Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Maryland without giving effect to the principles of the conflict of laws to the contrary.

SUBJECT TO THE SHAREHOLDER APPROVAL REQUIREMENT NOTED BELOW, THIS EPR PROPERTIES 2016 EQUITY INCENTIVE PLAN HEREBY IS ADOPTED BY THE BOARD OF TRUSTEES OF EPR PROPERTIES THIS 24TH DAY OF MARCH 2016.
THE PLAN SHALL BECOME EFFECTIVE ON THE EFFECTIVE DATE ONLY IF APPROVED BY THE SHAREHOLDERS OF THE COMPANY.

EPR Properties™
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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
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C123456789

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 11, 2016.

Vote by Internet

- Go to **www.envisionreports.com/EPR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Trustees unanimously recommends a vote FOR the nominees listed in proposal 1 and FOR proposals 2, 3 and 4.

+

1. Election of Trustees:

	For	Withhold		For	Withhold
01 - Barrett Brady	☐	☐	02 - Peter C. Brown	☐	☐

	For	Against	Abstain
2. Proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in these proxy materials.	☐	☐	☐
3. Proposal to approve the Company's 2016 Equity Incentive Plan.	☐	☐	☐
4. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016.	☐	☐	☐

5. To act upon any other matters that may properly come before the meeting or an adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 2 7 5 6 0 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02AYIA

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

EPR Properties' proxy statement and annual report are available at www.envisionreports.com/EPR.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

EPR Properties™
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Proxy — EPR PROPERTIES

This proxy is solicited on behalf of the Board of Trustees for the Annual Meeting of Shareholders on Wednesday, May 11, 2016.

As a shareholder of EPR Properties (the "Company"), I appoint Gregory K. Silvers, Mark A. Peterson and Craig L. Evans as my attorneys-in-fact and proxies (with full power of substitution), and authorize each of them to represent me at the Annual Meeting of Shareholders of the Company to be held at the Company's offices at 909 Walnut Street, Suite 200, Kansas City, MO 64106, on Wednesday, May 11, 2016 at eleven o'clock a.m. (local time), and at any adjournment or postponement of the meeting, and to vote the common shares of beneficial interest in the Company held by me as designated on the reverse side. This proxy revokes all prior proxies given by me.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no choice is indicated on the proxy, the persons named as proxies intend to vote FOR the election of the nominees listed in proposal 1 and FOR proposals 2, 3 and 4. If any other matters come before the meeting, the persons named as proxies will vote in their discretion.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE